SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            FRANKLIN RESOURCES, INC.

                (Name of Registrant as Specified In Its Charter)
      ...................................................................
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules  14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies:
          ..............................................................
     2)   Aggregate number of securities to which transaction applies:
          ..............................................................
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ..............................................................
     4)   Proposed maximum aggregate value of transaction:
          ..............................................................
     5)   Total fee paid:
          ..............................................................
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

     Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed: [ ]

                            FRANKLIN RESOURCES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


DEAR STOCKHOLDER:

The Board of Directors of Franklin Resources, Inc. invites you to attend the annual meeting of stockholders (the "Annual Meeting"). The Annual Meeting will be held on January 29, 2004 at 10:00 a.m., Pacific Standard Time, in the H. L. Jamieson Auditorium, at One Franklin Parkway, Building 920, San Mateo, California, for the following purposes:

1. To elect eleven (11) Directors to the Board of Directors. Each Director will hold office until the next Annual Meeting of Stockholders or until that person's successor is elected and qualified;

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year ending September 30, 2004;

3.   To approve the adoption of the 2004 Key  Executive  Incentive  Compensation
     Plan;

4.   To approve the Amended and Restated Annual Incentive Compensation Plan; and

5. To transact such other business that may be raised at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

You must own shares at the close of business on December 1, 2003 to be entitled to receive notice of, and to vote on, all matters presented at the Annual Meeting. Your vote is very important. Even if you think that you will attend the Annual Meeting, we ask you to please return the proxy card. You can vote by telephone, over the Internet, or by using the proxy card that is enclosed.

By order of the Board of Directors,


BARBARA J. GREEN
Secretary

December 26, 2003
San Mateo, California

PLEASE VOTE BY TELEPHONE OR BY USING THE INTERNET AS INSTRUCTED ON THE ENCLOSED PROXY CARD OR COMPLETE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.

                                TABLE OF CONTENTS

SECTION                                                               PAGE
--------------------------------------------------------------------------------

NOTICE OF ANNUAL MEETING                                       COVER PAGE

PROXY STATEMENT                                                         1

VOTING INFORMATION                                                      1

PROPOSAL NO. 1: ELECTION OF DIRECTORS                                   3

      NOMINEES                                                          3

      INFORMATION ABOUT THE BOARD AND ITS COMMITTEES                    5

      SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS                      10

      SECURITY OWNERSHIP OF MANAGEMENT                                  11

      EXECUTIVE COMPENSATION                                            13

         SUMMARY COMPENSATION TABLE                                     13

         OPTION GRANTS IN LAST FISCAL YEAR                              15

         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
            AND FISCAL YEAR-END OPTION VALUES                           15

         EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL
            ARRANGEMENTS                                                16

         COMPENSATION COMMITTEE REPORT ON EXECUTIVE
            COMPENSATION                                                17

      REPORT OF THE AUDIT COMMITTEE                                     21

      FEES PAID TO INDEPENDENT AUDITORS                                 22

      EQUITY COMPENSATION PLAN INFORMATION                              23

      PERFORMANCE GRAPH                                                 24

      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                    25

      SECTION 16(A) BENEFICIAL OWNERSHIP
         REPORTING COMPLIANCE                                           26

PROPOSAL NO. 2: RATIFICATION OF THE APPOINTMENT OF
      INDEPENDENT AUDITORS                                              27

PROPOSAL NO. 3: APPROVAL OF THE 2004 KEY EXECUTIVE INCENTIVE
      COMPENSATION PLAN                                                 28

PROPOSAL NO. 4: APPROVAL OF THE AMENDED AND RESTATED
      ANNUAL INCENTIVE COMPENSATION PLAN                                31

STOCKHOLDER PROPOSALS                                                   34

THE ANNUAL REPORT                                                       34

APPENDIX A: AUDIT COMMITTEE CHARTER                                     35

APPENDIX B: COMPENSATION COMMITTEE CHARTER                              38

APPENDIX C: CORPORATE GOVERNANCE COMMITTEE CHARTER                      40

APPENDIX D: CORPORATE GOVERNANCE GUIDELINES                             42

APPENDIX E: 2004 KEY EXECUTIVE INCENTIVE COMPENSATION PLAN              46

APPENDIX F: AMENDED AND RESTATED ANNUAL INCENTIVE
             COMPENSATION PLAN                                          52

                            FRANKLIN RESOURCES, INC.
                              ONE FRANKLIN PARKWAY
                           SAN MATEO, CALIFORNIA 94403

                                 PROXY STATEMENT

                                DECEMBER 26, 2003

This Proxy Statement and the accompanying Notice of Annual Meeting are furnished in connection with the solicitation by the Board of Directors of Franklin Resources, Inc., a Delaware corporation ("Franklin" or the "Company"), of the accompanying proxy, to be voted at the Annual Meeting of Stockholders (the "Annual Meeting"), which will be held on January 29, 2004, at 10:00 a.m., Pacific Standard Time, in the H. L. Jamieson Auditorium, One Franklin Parkway, Building 920, San Mateo, California. We expect that this Proxy Statement and the enclosed proxy will be mailed on or about December 26, 2003 to each stockholder entitled to vote. The term "Franklin Templeton Investments" as used in this Proxy Statement, refers to Franklin Resources, Inc. and its consolidated subsidiaries.

                               VOTING INFORMATION

WHO CAN VOTE?

You may vote if you were a stockholder of record and owned shares at the close of business on December 1, 2003 (the "Record Date"). You are entitled to one vote for each share owned on that date on each matter presented in person or by proxy at the meeting. As of the Record Date, Franklin had 248,473,077 shares outstanding.

HOW MANY VOTES DO YOU NEED TO HOLD THE MEETING?

In order to take any action at the Annual Meeting, a majority of Franklin's outstanding shares as of the Record Date must be present at the meeting. This is called a quorum.

WHO COUNTS THE VOTES?

Our Transfer Agent, The Bank of New York, will count the votes.

WHAT IS A PROXY?

A "proxy" allows someone else (the "proxy holder") to vote your shares on your behalf. The Board of Directors of Franklin ("Board of Directors" or "Board") is asking you to allow the people named on the proxy card (Charles B. Johnson, the Chief Executive Officer; Martin L. Flanagan, President; and Barbara J. Green, the Secretary) to vote your shares at the Annual Meeting.

HOW DO I VOTE BY PROXY?

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your stockbroker or nominee. You will be able to do this by telephone, using the Internet or by mail. The deadline for voting by telephone or by using the Internet is 11:59 p.m., Eastern Standard Time, on January 28, 2004. Please see your proxy card or the information your bank, broker, or other holder of record provided to you for more information on these options. Unless you indicate otherwise on your proxy card, the persons named as your proxy holders on the proxy card will vote your shares FOR all nominees to the Board of Directors, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending September 30, 2004, FOR approval of the 2004 Key Executive Incentive Compensation Plan, and FOR approval of the Amended and Restated Annual Incentive Compensation Plan.

CAN I CHANGE OR REVOKE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. You can change or revoke your proxy by submitting another proxy with a later date before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person.

CAN I VOTE IN PERSON AT THE ANNUAL MEETING INSTEAD OF VOTING BY PROXY?

Yes. However, we encourage you to complete and return the enclosed proxy card to ensure that your shares are represented and voted.

HOW ARE VOTES COUNTED?

To be counted as "represented", either a proxy card must have been returned for those shares, or the stockholder must be present at the meeting. Under New York Stock Exchange ("NYSE") rules, the proposals to elect Directors (Proposal No. 1) and to ratify the appointment of the independent auditors (Proposal No. 2) are considered "discretionary" items. This means that brokerage firms may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions at least 15 days before the date of the Annual Meeting. In contrast, the proposals for approval of the 2004 Key Executive Incentive Compensation Plan (Proposal No. 3) and approval of the Amended and Restated Annual Incentive Compensation Plan (Proposal No. 4) are "non-discretionary" items. This means brokerage firms that have not received voting instructions from their clients may not vote on this proposal. Broker "non-votes" are considered as represented for purposes of determining a quorum, but will not be considered as entitled to vote with respect to Proposal No. 3 and Proposal No. 4.

WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

For the election of Directors, a plurality of the votes cast is required (Proposal No. 1). This means that the eleven (11) candidates who receive the most votes will be elected to the eleven (11) available positions on the Board. An affirmative vote of the holders of shares of common stock, having a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the matters, are necessary to approve the appointment of PricewaterhouseCoopers LLP (Proposal No. 2), the 2004 Key Executive Incentive Compensation Plan (Proposal No. 3) and the Amended and Restated Annual Incentive Compensation Plan (Proposal No. 4). Shares properly voted "ABSTAIN" on a particular matter are considered as shares present at the meeting for quorum purposes, but are treated as having voted against the matter.

WHO PAYS FOR THIS PROXY SOLICITATION?

Your proxy is solicited by the Board of Directors of Franklin. Franklin pays the cost of soliciting your proxy and reimburses brokerage costs and other fees for forwarding proxy materials to you.

                                 PROPOSAL NO. 1
                                 --------------


                              ELECTION OF DIRECTORS

NOMINEES

The following eleven (11) persons are nominated for election as members of the Board of Directors of Franklin Resources, Inc. All nominees are currently directors. If elected, each director will serve until the next Annual Meeting of Stockholders or until that person's successor is elected and qualified. Unless you mark "Exceptions" on your proxy card to withhold authority to vote for one or all of these directors, the persons named as proxy holders intend to vote for all of these nominees. Listed below are the names, ages, and principal occupations for the past five years of the director nominees.

HARMON E. BURNS
AGE 58
DIRECTOR SINCE 1991

Vice Chairman and Member - Office of the Chairman of the Company; formerly, Executive Vice President and director of the Company for more than the past five
(5) years; officer and/or director of many other Company subsidiaries; officer and/or director or trustee in 49 investment companies of Franklin Templeton Investments.

CHARLES CROCKER
AGE 64
DIRECTOR SINCE 2003

Chairman, Chief Executive Officer and director of BEI Technologies, Inc. since 2000; Chairman, President and Chief Executive Officer of BEI Technologies, Inc. since 1997. Principal of Crocker Capital. Director, Pope & Talbot, Inc., Teledyne Technologies, Inc. and Fiduciary Trust Company International, a subsidiary of the Company.

ROBERT D. JOFFE
AGE 60
DIRECTOR SINCE 2003

Presiding Partner and partner of Cravath, Swaine & Moore, LLP for more than the past five (5) years. Director of Fiduciary Trust Company International, a subsidiary of the Company.

CHARLES B. JOHNSON
AGE 70
DIRECTOR SINCE 1969

Chairman of the Board, Chief Executive Officer and Member - Office of the Chairman of the Company for the past five (5) years; officer and/or director of many other Company subsidiaries; officer and/or director or trustee in 46 investment companies of Franklin Templeton Investments. Effective January 1, 2004, Mr. C. Johnson will no longer serve as Chief Executive Officer of the Company, but will continue to serve as Chairman of the Board and a director of the Company.

RUPERT H. JOHNSON, JR.
AGE 63
DIRECTOR SINCE 1969

Vice Chairman and Member - Office of the Chairman of the Company; formerly, Executive Vice President for more than the past five (5) years; officer and/or director of many other Company subsidiaries; officer and/or director or trustee in 49 investment companies of Franklin Templeton Investments.

THOMAS H. KEAN
AGE 68
DIRECTOR SINCE 2003

President, Drew University since 1990; formerly, Governor of the State of New Jersey from 1982 to 1990. Director, Aramark Corporation, Amerada Hess Corp., The CIT Group, Inc., Fiduciary Trust Company International, a subsidiary of the Company, The Pepsi Bottling Group and UnitedHealth Group Incorporated.

JAMES A. MCCARTHY
AGE 68
DIRECTOR SINCE 1997

Private investor for the past five (5) years. From 1993 to 1995, Chairman of Merrill Lynch & Co. Investor Client Coverage Groups; formerly, Senior Vice President of Merrill Lynch and Director, Global Institutional Sales.

CHUTTA RATNATHICAM
AGE 56
DIRECTOR SINCE 2003

Senior Vice President and Chief Financial Officer of CNF Inc. since 1997; formerly, Chief Executive Officer of Emery Worldwide, a subsidiary of CNF Inc. from September 2000 to December 2001; formerly, Vice President and Director of Finance of CNF Inc. for five (5) years prior to 1997. Chartered Accountant (Sri Lanka). Member, American Institute of Certified Management Accountants.

PETER M. SACERDOTE
AGE 66
DIRECTOR SINCE 1993

Advisory director and Chairman of the Investment Committee of the principal investment area of Goldman, Sachs & Co. (investment banking) since May 1999; formerly, a general partner and then a limited partner of the Goldman Sachs Group, L.P. for five (5) years prior to 1999. Director, Qualcomm, Inc. and Hexcel Corporation.

ANNE M. TATLOCK
AGE 64
DIRECTOR SINCE 2001

Vice Chairman and Member - Office of the Chairman of the Company since 2001; Chairman of the Board, Chief Executive Officer (since 2000), and director of Fiduciary Trust Company International, a subsidiary of the Company; formerly President of Fiduciary Trust Company International for more than the past five
(5) years; officer and/or director of certain other Company subsidiaries. Director, Fortune Brands, Inc. and Merck & Co., Inc.

LOUIS E. WOODWORTH
AGE 70
DIRECTOR SINCE 1981

Private investor. President, Alpine Corp., a private investment company, for the past five (5) years.

FAMILY RELATIONS. Charles B. Johnson, the Chairman of the Board, Chief Executive Officer and director of the Company, and Rupert H. Johnson, Jr., the Vice
Chairman and director of the Company, are brothers. Peter M. Sacerdote, a director of the Company, is a brother-in-law of Charles B. Johnson and Rupert H. Johnson, Jr. Gregory E. Johnson, a President of the Company, is the son of Charles B. Johnson, the nephew of Rupert H. Johnson, Jr. and Peter Sacerdote and the brother of Jennifer Bolt, a Senior Vice President and Chief Information Officer of the Company. Jennifer Bolt is the daughter of Charles B. Johnson, the niece of Rupert H. Johnson, Jr. and Peter Sacerdote and the sister of Gregory E. Johnson.

BOARD RECOMMENDATION

The voting requirements for this proposal are described above under "Voting Information". The Board of Directors recommends a vote "FOR" the election of each of the nominated directors.


                 INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

BOARD MEETINGS

The Board of Directors held eight (8) meetings (not including committee meetings) during the fiscal year ended September 30, 2003. For the fiscal year ended September 30, 2003, each active director attended at least seventy-five percent (75%) of the aggregate number of meetings held by the Board. The Board has an Audit Committee, a Compensation Committee and a Corporate Governance Committee. To promote open discussion among the non-management directors (those directors who are not officers or employees of the Company), the non-management directors will meet in executive session after each regularly scheduled Board meeting, without management. The independent directors (as defined below) will meet in executive session a minimum of two times per year. Mr. James A. McCarthy, an independent director, has currently been appointed to preside at the executive sessions of the non-management and the independent directors.

COMMITTEE MEMBERSHIP AND MEETINGS

The current standing committees of the Board are the Audit Committee, the Compensation Committee and the Corporate Governance Committee. The table below provides current membership and meeting information.

-------------------------------------------------------------------------------
                          AUDIT          COMPENSATION     CORPORATE GOVERNANCE
-------------------------------------------------------------------------------
Charles Crocker                                M

Robert D. Joffe                                                    M

Thomas H. Kean                                 M                   M

James A. McCarthy           M                  C

Chutta Ratnathicam          C

Louis E. Woodworth          M                                      C


2003 Meetings               8                  6                   4

M - Member
C - Chairperson
-------------------------------------------------------------------------------

Below is a description of each standing committee of the Board of Directors. The Board of Directors has affirmatively determined that each standing committee consists entirely of independent directors under the rules established by the New York Stock Exchange (the "NYSE") and the Securities Exchange Act of 1934, and the Director Independence Standards established by the Board. See also "Director Independence Standards".


THE AUDIT COMMITTEE

The Audit Committee consists of Messrs. Ratnathicam (Chairman), McCarthy and Woodworth. The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee: (1) the Company's financial reporting and auditing activities, including the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements,
(3) the independent auditor's qualifications and independence, and (4) the performance of the Company's internal audit function and independent auditors. The Audit Committee also approves services and fees of the independent auditors and approves the annual audited financial statements for the Company subject to the approval of the Board. The Audit Committee meets with the Company's independent auditors and reviews the scope of their audit, report and recommendations. The Audit Committee also is responsible for the appointment, compensation, retention and oversight of the independent auditor.

The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee met eight (8) times during fiscal year 2003. The Audit Committee Charter is attached as Appendix A and posted on the corporate governance section of the Company's website at WWW.FRANKLINTEMPLETON.COM (the
"Company's website"). The Board of Directors has determined that all Audit Committee members are financially literate under the New York Stock Exchange listing standards. Mr. Chutta Ratnathicam qualifies as an AUDIT COMMITTEE FINANCIAL EXPERT within the meaning of the rules and regulations of the Securities and Exchange Commission (the "SEC").

THE COMPENSATION COMMITTEE

The Compensation Committee consists of Messrs. McCarthy (Chairman), Crocker and Kean. The Compensation Committee has the responsibilities set forth in its charter and reviews and sets compensation for the Chief Executive Officer, determines the general policies and guidelines for compensating other executive officers, and performs other duties as assigned from time to time by the Board. This Compensation Committee also administers the 2002 Universal Stock Incentive Plan (the "2002 Stock Plan") and the Amended Annual Incentive Compensation Plan. The Compensation Committee met six (6) times during fiscal year 2003. The Compensation Committee Charter is attached as Appendix B and posted on the Company's website.

THE CORPORATE GOVERNANCE COMMITTEE

The Corporate Governance Committee consists of Messrs. Woodworth (Chairman), Joffe and Kean. The Corporate Governance Committee has the responsibilities set forth in its charter and provides counsel to the Board of Directors with respect to the organization and function of the Board and committees, identifies potential director candidates and nominates members of the Board of Directors. The Corporate Governance Committee will consider nominees recommended by stockholders. In order for such nominees to be considered, the stockholder must submit on or before the date that stockholder proposals are due, the name and qualifications of the nominee addressed to: Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403-1906, Attention: Corporate Governance Committee. See "Stockholder Proposals". The

Corporate Governance Committee is also responsible for developing and recommending to the Board corporate governance policies and procedures applicable to Franklin. The Corporate Governance Committee met four (4) times during fiscal year 2003. The Corporate Governance Committee Charter is attached as Appendix C and posted on the Company's website.

DIRECTOR FEES OVERVIEW

PAYMENTS TO DIRECTORS. During the first quarter of fiscal year 2003, directors who were not Franklin officers were paid $7,500 per quarter, plus $3,000 per meeting attended. An additional $1,500 per committee meeting attended is paid to directors who serve on Board committees. Effective January 1, 2003, directors who were not Franklin officers were paid $10,000 per quarter, plus $3,000 per meeting and received an annual stock grant valued at $40,000 on January 30, 2003 and will receive an annual stock grant valued at $40,000 on the date of the annual organizational meeting of the Board in subsequent fiscal years. In addition to the per committee meeting fee of $1,500 paid to directors who serve on Board committees, Chairpersons of the Compensation Committee and the Corporate Governance Committee receive $1,250 per quarter and the Chairperson of the Audit Committee will receive $2,500 per quarter. In addition, the Company has a policy of reimbursing certain health insurance coverage for a director who is retired from other employment and is not otherwise eligible for group health coverage under Franklin's group health plan or any other company's health plan. Franklin will reimburse the cost of health insurance coverage comparable to that provided to Franklin employees. During fiscal year ended September 30, 2003, Mr. Woodworth, a director, was reimbursed $11,420 for health insurance expenses.

DEFERRED DIRECTOR FEES. Franklin also allows directors to defer payment of their directors' fees, and to treat the deferred amounts as hypothetical investments in Franklin common stock. Upon termination, the number of shares of stock that the director hypothetically purchased are added together, and Franklin must pay the director an amount equal to the value of the hypothetical investment, including dividend reinvestment. Either Franklin or the individual director can terminate the fee deferral with ninety (90) days notice. Pursuant to the Deferred Compensation Agreement for Directors Fees, as amended, Mr. Woodworth elected to defer all of his director's fees. Messrs. Crocker and Joffe elected to defer fifty percent (50%) of their directors' fees and receive the remainder in cash. Mr. McCarthy elected to defer his quarterly director's fee of $10,000 and receive all meeting fees and Chairperson fees in cash.

CORPORATE GOVERNANCE OVERVIEW

The Company regularly monitors regulatory developments and reviews its policies, processes and procedures in the area of corporate governance to respond to such developments. As part of those efforts, we review federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002 as well as rules adopted by the Securities and Exchange Commission and the New York Stock Exchange. Our policies are intended to align the interests of directors and management with those of Franklin shareholders.

CORPORATE  GOVERNANCE  GUIDELINES.  The Board has adopted  Corporate  Governance
Guidelines, which are attached as Appendix D. The Corporate Governance Guidelines, which are posted on the company's website and available in print to shareholders who request a copy, set forth the practices the Board will follow with respect to the composition of the Board, director responsibilities, Board committees, director access, director compensation, director orientation and continuing education, management succession and performance evaluation of the Board.

DIRECTOR INDEPENDENCE STANDARDS. The Board of Directors of Franklin has adopted guidelines for determining whether a director is independent from management. The Board will monitor and review at least once annually commercial, charitable and other relationships that directors have with the Company to determine whether the Company's directors are independent.

For a director to be considered independent, the Board must determine affirmatively that the director does not have material relationships with the Company or senior executive officers of the Company. Such determination will be disclosed pursuant to applicable New York Stock Exchange rules. A material relationship can include, but is not limited to, commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships. The Board has established the following guidelines to assist it in determining whether a director lacks material relationships and thereby qualifies as independent:

     A. A director will not be independent if, within the preceding three years:

          1.   (a)  the director was employed by the Company; or

               (b) an immediate family member /1/ of the director was employed by the Company as an executive officer (Section 16 reporting person);

          2. the director (or an immediate family member who is an executive officer (Section 16 reporting person of the Company)) received direct compensation from the Company (other than for service as a director, or a pension or deferred compensation) of more than $100,000 per year;

          3. (a) the director was affiliated with or was employed by the Company's internal auditor or external independent auditor; or

               (b) an immediate family member of the director was affiliated with or employed in a professional capacity by the Company's internal auditor or external independent auditor;

          4. an executive officer of the Company was on the compensation committee of a company, which employed the director or an immediate family member of the director as an executive officer; or

          5. (a) the director was an executive officer or employee of a company that makes payments to or receives payments from the Company of the greater of more than $1 million or 2% of the other company's consolidated gross revenues; or

               (b) an immediate family member of the director was an executive officer of a company that makes payments to or receives payments from the Company of the greater of more than $1 million or 2% of the Company's consolidated gross revenues.

     B. The following relationships are not by themselves considered to be material and would not by themselves impair a director's independence:

          1. a director (or an immediate family member) serves as an executive officer, employee, partner or significant owner (more than 10%) of a company that makes payments to or receives payment from the Company of less than $1 million or 2% of the consolidated gross revenues of the other entity, whichever is greater;


------------------------
/1/ An immediate family member includes a spouse, parent, child, sibling, father- and mother-in-law, son-and daughter-in-law, brother- and sister-in-law and anyone (other than a domestic employee) sharing the director's home.

          2. a director is an executive officer of another company, which is indebted to the Company, or to which the Company is indebted, and the total amount of either company's indebtedness to the other is less than 2% of the total consolidated assets of the other company;

          3. a director (or an immediate family member) serves as an officer, director or trustee of a charitable organization, and the
               Company's discretionary charitable contributions to the organization are less than the greater of more than $1,000,000 or 2% of that organization's total annual charitable receipts; or

          4. a director serves as a director of a subsidiary, which is a privately held, wholly-owned, direct or indirect subsidiary of the Company.

     C. For all relationships not specifically and clearly addressed by the guidelines above, the determination of whether a director has a material relationship, and therefore whether the director qualifies as independent or not, shall be made based on the totality of circumstances.

In accordance with the Company's director independence standards, the Board has affirmatively determined that the Board is composed of a majority of independent directors, and that the following members are independent as that term is defined under the rules in the listing standards of the NYSE: Charles Crocker, Robert D. Joffe, Thomas H. Kean, James A. McCarthy, Chutta Ratnathicam, and
Louis E. Woodworth. All directors identified as independent satisfy the Company's director independence standards and do not have a material relationship with the Company or senior executive officers of the Company.



CODE OF ETHICS AND BUSINESS CONDUCT.

The Board has adopted a Code of Ethics and Business Conduct (the "Code of Ethics"), which is applicable to all employees, directors and officers of the Company. The Code of Ethics is posted on the Company's website and is available in print to stockholders who request a copy. The Company also established a Compliance and Ethics Hotline, where employees can report a violation of the Code of Ethics or anonymously submit a complaint concerning auditing or accounting matters. The Company has also established a method for shareholders to report a concern to the Board of Directors, including non-management directors of the Company. The contact information for the Board of Directors is posted on the corporate governance section of the Company's website.

                  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

The following table sets forth the common stock beneficially owned by each stockholder known to us to beneficially own more than five percent (5%) of Franklin's total outstanding common stock:

       NAME AND ADDRESS OF     AMOUNT AND NATURE OF        PERCENT OF
       BENEFICIAL OWNER (a)    BENEFICIAL OWNERSHIP     VOTING SECURITIES
       --------------------    --------------------     -----------------

       Charles B. Johnson          45,347,532(b)               18.25%
       Rupert H. Johnson, Jr.      37,922,024(c)               15.26%
       Elizabeth S. Wiskemann      15,915,517(d)                6.41%

     (a) The addresses of Messrs. C. Johnson and R. Johnson, Jr. are: c/o Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403. The address of Ms. Elizabeth S. Wiskemann is: c/o Mr. John Bessolo, 7 Mount Lassen Drive, Suite B-156, San Rafael, CA 94905.

     (b) Includes 37,529,945 shares held directly, 3,863,675 shares held in an IRA account and 3,000,000 shares held in a limited partnership for which Mr. C. Johnson holds sole voting and investment power. Also includes 45,059 shares, which may be purchased pursuant to currently exercisable options. Also includes approximately 7,037 shares which represent a pro-rata number of shares equivalent to Mr. C. Johnson's percentage of ownership of the holdings of the Franklin Templeton Profit Sharing/401(k) Plan (the "Profit Sharing Plan"), as of September 30, 2003. Mr. C. Johnson disclaims any beneficial ownership of such shares. Also includes 901,816 shares of which Mr. C. Johnson disclaims beneficial ownership, held by a private foundation of which Mr. C. Johnson is a trustee.

     (c) Includes 35,307,145 shares held directly and 2,205,245 shares held in an IRA account for which Mr. R. Johnson, Jr. holds sole voting and investment power. Also includes approximately 5,928 shares which represent a pro-rata number of shares equivalent to Mr. R. Johnson, Jr.'s percentage of ownership of the holdings of the Profit Sharing Plan as of September 30, 2003. Mr. R. Johnson, Jr. disclaims any beneficial ownership of such shares. Also includes 400,334 shares of which Mr. R. Johnson, Jr. disclaims beneficial ownership, held by a private foundation of which Mr. R. Johnson, Jr. is a trustee. Also includes 3,372 shares held by a member of Mr. R. Johnson, Jr.'s immediate family, of which Mr. R. Johnson, Jr. disclaims beneficial ownership.

     (d) Includes (i) 6,926,292 shares held by Ms. Wiskemann, as trustee of the Elizabeth S. Wiskemann Family Trust, (ii) 7,713,349 shares held by Ms. Wiskemann as trustee of the Wiskemann Family Non-Exempt Marital Trust,
     (iii) 10,416 shares held by Ms. Wiskemann, as trustee of the Wiskemann Family Exempt Trust, and (iv) 1,035,680 shares held in an IRA account for which Ms. Wiskemann holds sole voting and investment power. Also includes 229,780 shares of which Ms. Wiskemann disclaims beneficial ownership, held by a private foundation, of which Ms. Wiskemann is a trustee.

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table lists the common stock beneficially owned by each director, each executive officer named in the Summary Compensation Table, each nominee for director and all directors, nominees and executive officers as a group. The stock holdings are listed as of December 1, 2003:

                                AMOUNT AND NATURE OF
  NAME                          BENEFICIAL OWNERSHIP     PERCENT OF CLASS
  ----                          --------------------     ----------------

  Harmon E. Burns                     1,819,135(a)                *
  Charles Crocker                         6,303(b)(c)             *
  Martin L. Flanagan                  1,055,953(d)                *
  Robert D. Joffe                         2,716(c)(e)             *
  Charles B. Johnson                 45,347,532(f)              18.25%
  Gregory E. Johnson                    798,938(g)                *
  Rupert H. Johnson, Jr.             37,922,024(h)              15.26%
  Thomas H. Kean                          7,673(i)                *
  William J. Lippman                    348,071(j)                *
  James A. McCarthy                       6,217(c)                *
  Chutta Ratnathicam                      1,217                   *
  Peter M. Sacerdote                     26,217                   *
  Murray L. Simpson                      96,040(k)                *
  Anne M. Tatlock                       271,023(l)                *
  Louis E. Woodworth                  1,777,828(c)(m)             *
  Directors, Director
  Nominees and
  Executive Officers
  as a Group
  (consisting of 23                  90,064,204(n)              36.07%
  persons)

* Represents less than 1% of class

     (a) Includes 1,230,867 shares held directly and 500,001 shares held in an IRA account for which Mr. Burns holds sole voting and investment power. Also includes 83,000 shares of which Mr. Burns disclaims beneficial ownership, held by a private foundation of which Mr. Burns is a trustee. Also includes approximately 5,267 shares which represent a pro-rata number of shares equivalent to Mr. Burns' percentage of ownership of the holdings of the Profit Sharing Plan, as of September 30, 2003. Mr. Burns disclaims any beneficial ownership of such shares.

     (b) Includes 6,303 shares held directly for which Mr. Crocker holds sole voting and investment power, and which includes a total of 146 shares of unvested restricted stock granted in July 2001 under the 2002 Stock Plan.

     (c) Does not include any hypothetical shares described under "Proposal No. 1, Election of Directors - Deferred Director Fees".

     (d) Includes 623,565 shares held directly for which Mr. Flanagan holds sole voting and investment power, and which includes a total of 32,551 shares of unvested restricted stock, of which 9,396 and 23,155 shares were granted in November 2002 and November 2003, respectively, under the 2002 Stock Plan. Also includes 431,672 shares, which may be purchased pursuant to currently exercisable options. Also includes approximately 716 shares which represent a pro-rata number of shares equivalent to Mr. Flanagan's percentage of ownership of the holdings of the Profit Sharing Plan, as of September 30, 2003. Mr. Flanagan disclaims any beneficial ownership of such shares.

     (e) Includes 2,716 shares held directly for which Mr. Joffe holds sole voting and investment power, and which includes a total of 146 shares of unvested restricted stock granted in July 2001 under the 2002 Stock Plan.

     (f) See footnote (b) under "Security Ownership of Principal Shareholders".

     (g) Includes 447,001 shares held directly for which Mr. G. Johnson holds sole voting and investment power, and which includes a total of 32,551 shares of unvested restricted stock, of which 9,396 and 23,155 shares were granted in November 2002 and November 2003, respectively, under the 2002 Stock Plan. Also includes 334,265 shares, which may be purchased pursuant to currently exercisable options. Also includes 1,236 shares which represent a pro-rata number of shares equivalent to Mr. G. Johnson's percentage of ownership of the holdings of the Profit Sharing Plan, as of September 30, 2003. Also includes 16,436 shares held by members of Mr. G. Johnson's immediate family, of which Mr. G. Johnson disclaims beneficial ownership.

     (h) See footnote (c) under "Security Ownership of Principal Shareholders".

     (i) Includes 7,673 shares held directly for which Mr. Kean holds sole voting and investment power, and which includes a total of 146 shares of unvested restricted stock granted in July 2001 under the 2002 Stock Plan.

     (j) Includes 308,275 shares held directly for which Mr. Lippman holds sole voting and investment power, and which includes a total of 19,596 shares of unvested restricted stock, of which 5,904, 7,517 and 6,175 shares were granted in October 2001, November 2002 and November 2003, respectively, under the 2002 Stock Plan. Also includes 39,796 shares, which may be purchased pursuant to currently exercisable options. Mr. Lippman resigned as an executive officer of Franklin Resources, Inc. during the 2003 fiscal year, but will continue to serve as an officer of certain subsidiaries of the Company.

     (k) Includes 32,706 shares held directly for which Mr. Simpson holds sole voting and investment power, and which includes a total of 6,290 shares of unvested restricted stock, of which 947, 2,255 and 3,088 shares were granted in October 2001, November 2002 and November 2003, respectively, under the 2002 Stock Plan. Also includes a total of 63,334 shares which may be purchased pursuant to currently exercisable options.

     (l) Includes 214,909 shares held directly for which Ms. Tatlock holds sole voting and investment power, and which includes a total of 23,055 shares of unvested restricted stock, of which 1,247, 5,862, 5,028, 4,666 and 6,252 shares were granted in July 2001, December 2001, September 2002, November 2002 and November 2003, respectively, under the 2002 Stock Plan. Also includes 15,000 shares, which may be purchased pursuant to currently exercisable options. Also includes 38,493 shares held in an employee benefit plan in effect prior to the acquisition of Fiduciary Trust Company International ("Fiduciary") by the Company. Also includes 2,621 shares held by a member of Ms. Tatlock's immediate family, of which Ms. Tatlock disclaims beneficial ownership.

     (m) Includes 1,079,740 shares held directly and 478,088 shares held in an IRA account for which Mr. Woodworth holds sole voting and investment power. Also includes 220,000 shares held by a member of Mr. Woodworth's immediate family, of which Mr. Woodworth disclaims beneficial ownership.

     (n) Includes 1,231,508 shares, which may be purchased pursuant to currently exercisable options. Mr. Lippman's shares are not included as part of this group since he resigned as an executive officer during the 2003 fiscal year. Mr. Lippman continues to serve as an officer of certain subsidiaries of the Company.

                             EXECUTIVE COMPENSATION

     The following table provides compensation information for the Company's Chief Executive Officer and each of the four highest compensated executive officers of the Company for the fiscal year ended September 30 during the last three fiscal years.

                                           SUMMARY COMPENSATION TABLE

                     ANNUAL COMPENSATION                                 LONG-TERM COMPENSATION AWARDS
                     -------------------                                 -----------------------------
                            Fiscal                         Other Annual    Restricted      Securities       All Other
Name and Principal           Year    Salary     Bonus (a)   Compensation      Stock        Underlying     Compensation
Position                                                                     Awards         Options            (f)
-----------------------------------------------------------------------------------------------------------------------

CHARLES B. JOHNSON          2003    $ 594,330  $2,000,000  $  75,222(b)   $         0             0       $     7,557
 Chairman of the Board,     2002    $ 554,707  $        0  $ 129,386(b)   $         0             0       $     7,400
  Executive Officer         2001    $ 594,330  $        0  $ 131,095(b)   $         0             0       $     7,609

MARTIN L. FLANAGAN          2003    $ 785,758  $1,050,000  $       0      $ 1,134,132(c)    100,000       $     8,754
 President                  2002    $ 728,119  $  812,500  $       0      $   463,726(d)    100,000       $     1,082
                            2001    $ 783,378  $  400,000  $       0      $ 1,084,025(e)    250,000       $     1,482

GREGORY E. JOHNSON          2003    $ 783,303  $1,050,000  $       0      $ 1,134,132(c)    100,000       $     2,214
 President                  2002    $ 728,123  $  812,500  $       0      $   463,726(d)    100,000       $     1,082
                            2001    $ 780,132  $  400,000  $       0      $         0       208,000       $     1,417

ANNE M. TATLOCK             2003    $ 596,690  $  526,500  $       0      $   306,223(c)     45,000       $   434,402(g)
 Vice Chairman, Member -    2002    $ 555,583  $  296,500  $       0      $   775,016(d)          0       $   427,000(g)
  Office of the Chairman    2001    $ 307,811  $  222,375  $       0      $   170,943(e)     63,836       $     2,000

MURRAY L. SIMPSON           2003    $ 671,098  $  260,000  $       0      $   151,250(c)     20,000       $    14,593
 Executive Vice President   2002    $ 627,350  $  195,000  $       0      $   111,301(d)     25,000       $    37,564
  and General Counsel       2001    $ 672,590  $  178,750  $       0      $    96,003(e)     20,000       $     3,564

WILLIAM J. LIPPMAN*         2003    $ 481,668  $  520,000  $       0      $   302,452(c)     15,000       $    27,783
                            2002    $ 448,939  $  650,000  $       0      $   370,980(d)     30,000       $    23,248
                            2001    $ 478,680  $  400,000  $       0      $   600,003(e)          0       $    30,307

-----------------------------------------------------------------------------------------------------------------------
* Mr. Lippman would have been among the four highest paid executive officers for the fiscal year ending 2003,  but resigned as an  executive  officer  during the 2003 fiscal year. See also footnote (n) of "Security Ownership of Management".

     (a)  Includes  bonuses  earned in fiscal  year 2003 and paid in fiscal year
     2004.

     (b) Includes $75,222, $129,386 and $126,377 representing personal use of Company aircraft by Mr. C. Johnson during fiscal years 2003, 2002 and 2001, respectively, valued using the Standard Industry Fare formula provided for by Internal Revenue Code regulations.

     (c) Recipients of restricted stock are entitled to vote such shares and receive dividends. At the end of the fiscal year ended September 30, 2003, the aggregate number and value of restricted stock holdings for the persons named in the Summary Compensation Table were:

                NAME             NUMBER OF SHARES               VALUE
                ----             ----------------               -----

              C.B. Johnson                 0                   $      0
              M. Flanagan              9,396                   $415,397
              G. Johnson               9,396                   $415,397
              A. Tatlock              16,803                   $742,861
              M. Simpson               3,202                   $141,560
              W. Lippman              13,421                   $593,342

     The above amounts do not reflect restricted stock awards granted on November 12, 2003 by the Compensation Committee as reflected in the Summary Compensation Table. The number of shares and value of these 2003 fiscal year restricted stock awards were considered attributable to: Mr. Flanagan, 23,155 ($1,134,132); Mr. G. Johnson, 23,155 ($1,134,132); Ms. Tatlock,
     6,252 ($306,223);  Mr. Simpson,  3,088 ($151,250);  and Mr. Lippman,  6,175
     ($302,452). The fiscal 2003 restricted stock awards vest in approximately three equal installments on September 30, 2004, September 30, 2005 and September 29, 2006.

     (d) In fiscal 2002, the Compensation Committee granted the following number of shares of restricted stock to the persons named in the Summary Compensation Table: Mr. Flanagan, 14,095; Mr. G. Johnson, 14,095; Ms. Tatlock, 23,336; Mr. Simpson, 3,383; and Mr. Lippman, 11,276. The fiscal 2002 restricted stock vested or will vest in approximately three equal installments on September 30, 2003, September 30, 2004, and September 30, 2005. In addition, Ms. Tatlock received a restricted stock grant of 8,793 shares, which vested or will vest in approximately three equal installments on December 31, 2002, December 31, 2003, and December 31, 2004.

     (e) In fiscal 2001, the Compensation Committee granted the following number of shares of restricted stock to the persons named in the Summary Compensation Table: Mr. Simpson, 2,842; and Mr. Lippman, 17,713. The fiscal 2001 restricted stock vested or will vest in approximately three equal installments on September 30, 2002, September 30, 2003 and September 30, 2004. In addition, Mr. Flanagan received a restricted stock grant of 25,000 shares, which vested in approximately three equal installments on each of September 28, 2001, September 30, 2002 and September 30, 2003. Ms. Tatlock received a restricted stock award of 3,743 shares in fiscal 2001, which vested or will vest in approximately three equal installments on July 2, 2002, July 2, 2003 and July 2, 2004.

     (f) Except for Ms. Tatlock, represents Company contributions to the combined Profit Sharing/401(k) Plan and certain premium payments that were made by the Company for the benefit of employees, including executive officers, under the Franklin Templeton Companies, Inc. Employee Welfare Plan. Ms. Tatlock received a contribution under the 401(k) Plan of Fiduciary only.

     (g) Also includes an "Integration Services Cash Bonus", which Ms. Tatlock was entitled to receive under her employment agreement with the Company. See Employment Contracts and Change-In-Control Arrangements.

                        OPTION GRANTS IN LAST FISCAL YEAR

During the last fiscal year ended September 30, 2003, options were granted to the persons listed in the
Summary Compensation Table as indicated in the table below. No Stock Appreciation Rights were awarded.

-----------------------------------------------------------------------------------------------
                                                                     POTENTIAL REALIZABLE VALUE
                                                                       AT ASSUMED ANNUAL RATES
                                                                     OF STOCK PRICE APPRECIATION
                           INDIVIDUAL GRANTS                             FOR OPTION TERM (e)
-----------------------------------------------------------------------------------------------
                               % OF TOTAL
                 NUMBER OF       OPTIONS
                 SECURITIES    GRANTED TO    EXERCISE
                 UNDERLYING   EMPLOYEES IN    OF BASE
                   OPTIONS     FISCAL YEAR     PRICE     EXPIRATION
  NAME           GRANTED (a)       (d)       ($/SHARE)      DATE        5% ($)      10% ($)
-----------------------------------------------------------------------------------------------
  CHARLES B.
  JOHNSON              0            0%          -            -            -           -
-----------------------------------------------------------------------------------------------
  MARTIN L.
  FLANAGAN       100,000(b)       2.8%       $35.80       12/14/12    $2,251,443  $5,705,598
-----------------------------------------------------------------------------------------------
  GREGORY E.
  JOHNSON        100,000(b)       2.8%       $35.80       12/14/12    $2,251,443  $5,705,598
-----------------------------------------------------------------------------------------------
  ANNE M.
  TATLOCK         45,000(c)       1.3%       $32.90       11/09/12    $ 931,078   $2,359,536
-----------------------------------------------------------------------------------------------
  MURRAY L.
  SIMPSON         20,000(c)       0.6%       $32.90       11/09/12    $ 413,813   $1,048,683
-----------------------------------------------------------------------------------------------
  WILLIAM J.
  LIPPMAN         15,000(c)       0.4%       $32.90       11/09/12    $ 310,359    $ 786,512
-----------------------------------------------------------------------------------------------
 (a) All options in this column were granted under our 2002 Universal  Stock Incentive Plan. All options have an exercise price equal to the fair market value of the underlying common stock on the date of grant.

 (b) Represents options granted December 17, 2002, which vest in equal one-third increments over a 3-year period.

 (c) Represents options granted November 12, 2002, which vest in equal one-third increments over a 3-year period.

 (d) Represents the aggregate percentage granted to each Named Executive Officer of the total options awarded to employees of 3,565,192  shares in fiscal year 2003.

 (e) We are required by the Securities  and Exchange  Commission to use a 5% and 10% assumed rate of appreciation over the applicable option term. This does not represent our estimate or projection of the future common stock price.
 If  Franklin's common stock does not appreciate in value from the grant price, the Named Executive Officers will receive no benefit from the options.

                        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                               AND FISCAL YEAR-END OPTION VALUES

The following table provides information on option exercises in fiscal year 2003 by the persons listed in the
Summary Compensation Table and the value of their unexercised options at September 30, 2003.

                                                           NUMBER OF
                                                           SECURITIES            VALUE OF
                                                           UNDERLYING          UNEXERCISED
                                                          UNEXERCISED          IN-THE-MONEY
                             SHARES                    OPTIONS AT FISCAL    OPTIONS AT FISCAL
                          ACQUIRED ON      VALUE            YEAR-END             YEAR-END
                            EXERCISE     REALIZED         EXERCISABLE/         EXERCISABLE/
NAME                          (#)           ($)          UNEXERCISABLE      UNEXERCISABLE (a)
------------------------- ------------- -------------- ------------------- ---------------------
CHARLES B. JOHNSON              0          $0.00                45,059/0           $502,119/$0

MARTIN L. FLANAGAN              0          $0.00          514,472/99,999   $4,396,403/$788,325

GREGORY E. JOHNSON              0          $0.00          434,265/99,999   $3,918,807/$788,325

ANNE M. TATLOCK                 0          $0.00           15,000/93,836     $169,650/$740,718

MURRAY L. SIMPSON               0          $0.00           63,334/21,666     $521,289/$207,711

WILLIAM J. LIPPMAN              0          $0.00           39,796/20,000     $364,562/$181,400
------------------------- ------------- -------------- ------------------- ---------------------
     (a) The market value of underlying securities is based on the closing price of Franklin's common stock on the NYSE on September 30, 2003 of $44.21 per share minus the exercise price.

             EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

During the fiscal year ending September 30, 2003, Mr. Charles B. Johnson had an employment contract with Franklin pursuant to which the Company is obligated, in the event of Mr. C. Johnson's death or permanent disability, to pay one year's salary to his estate. Under the contract, Mr. C. Johnson has been employed as the Chairman of the Board, Chief Executive Officer, and Member - Office of the Chairman at a salary determined from time to time by the Board of Directors, which has assigned the review of Mr. C. Johnson's compensation arrangements to the Compensation Committee. This contract will expire on December 31, 2003. Effective January 1, 2004, Mr. C. Johnson will no longer serve as Chief Executive Officer of Franklin, but will continue to be employed as Chairman of the Board and Member - Office of the Chairman.

Ms. Anne M. Tatlock has a five year employment agreement with Franklin and Fiduciary, which commenced in April 2001. Under the employment agreement, Ms. Tatlock was entitled to a base salary equal to a minimum of $590,000 per year, which is subject to review by the Chief Executive Officer and Franklin's Compensation Committee (which shall not result in a decrease in such base salary). Ms. Tatlock was also entitled to, at a minimum, the following bonus and incentive compensation: (a) a bonus for the period (i) commencing January 1, 2001 and ending December 31, 2001 and (ii) commencing January 1, 2002 and ending September 30, 2002, on an annualized basis, of not less than $609,281, of which Ms. Tatlock is entitled to receive an annualized short-term bonus of $296,500 payable in cash and an annualized long-term bonus of $312,781 to be granted in the form of restricted stock that vests over 3 years; (b) after September 30, 2002, awards, grants or payments that may be awarded under Franklin's incentive compensation plan; (c) additional services compensation, in the amount of $2,125,000, which is payable in equal annual cash payments of $425,000 over five years, subject to certain conditions relating to Ms. Tatlock's continued employment; (d) stock options representing 38,836 shares of common stock of Franklin, 50% of which are exercisable on April 10, 2004 and 50% of which are exercisable on April 10, 2005, subject to Ms. Tatlock's continued employment with Franklin; (e) an allowance for financial and tax planning of up to $15,000 for fiscal year 2001 and $5,000 for each subsequent fiscal year during the term of the employment agreement; and (f) such luncheon club memberships and other memberships in accordance with Fiduciary's policy and practices.

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF FRANKLIN'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE FUTURE FILINGS MADE BY FRANKLIN UNDER THOSE STATUTES, THE FOLLOWING REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY PRIOR FILINGS NOR FUTURE FILINGS MADE BY FRANKLIN UNDER THOSE STATUTES.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee reviews and sets compensation for the Company's Chief Executive Officer, determines the general policies and guidelines for compensating other executive officers, and performs other duties as assigned from time to time by the Board of Directors of the Company. This committee also administers the Company's Amended Annual Incentive Compensation Plan (the "Incentive Plan") and the 2002 Universal Stock Incentive Plan, which was the successor to the Amended and Restated 1998 Universal Stock Incentive Plan (the "2002 Stock Plan").

COMPENSATION PHILOSOPHY AND POLICIES

The Compensation Committee believes that the opportunity to earn incentive compensation motivates employees, including executive officers, to achieve improved results. Moreover, awarding incentive compensation in the form of Company stock aligns the interests of management with the interests of stockholders, and further encourages management to focus on the Company's long range growth and development. Franklin's compensation program for executive officers (including the Chief Executive Officer) consists primarily of salary and annual cash and equity incentive bonuses based upon individual and Company performance.

In its review of executive officer compensation, and, in particular, in determining the amount and form of awards under the Incentive Plan and 2002 Stock Plan, the Compensation Committee generally considers, among other things: survey information with respect to cash compensation and stock and option grants for comparable companies; amounts paid to the executive officer in prior years as salary, bonus and other compensation; the officer's responsibilities and performance during the fiscal year ended September 30, 2003, and the Company's overall performance during prior fiscal years and its future objectives and challenges.

The Company generally uses a combination of two employee benefit plans to award bonuses to employees: the Incentive Plan and the 2002 Stock Plan. The overall bonus pool is determined pursuant to the Incentive Plan, which allows for both cash and stock awards to Company employees, including executive officers and the Chief Executive Officer. The stock component of an award is then granted through the 2002 Stock Plan. As a general matter, the size of the award pool available for bonus payments is a percentage of the Company's pre-tax operating income, which consists of net operating income, exclusive of passive income and calculated before non-operating interest expense, taxes, extraordinary items, certain special items (such as special compensation payouts on account of mergers) and before the accrual of awards under the Incentive Plan. In determining the percentage of the pre-tax operating income that will go into the award pool, the Compensation Committee considers a variety of factors, including the performance of the Company's stock compared to the indices set forth in the performance graph included in this Proxy Statement and the increase or decrease in market price of the Company's common stock.

SALARIES

Base salaries are evaluated annually for all executive officers, including the Chief Executive Officer. In connection with a company-wide review of base salaries, the Compensation Committee determined that employees, including the Named Executive Officers (Messrs. C. Johnson, M. Flanagan, G. Johnson, M. Simpson and Ms. A. Tatlock, together the "Named Executive Officers"), whose salary levels were in excess of a pre-determined amount would not be eligible to receive an increase to base salary for fiscal 2003. This decision was based upon several considerations -- among them was the desire to provide salary increases to a broader group of lesser compensated employees, while judiciously managing the Company's compensation expenses. Consequently, the base salaries of each of the Named Executive Officers were not increased for fiscal 2003.

As part of a company-wide reduction in pay that took place during fiscal year 2002, salaries of all executive officers were reduced by 10% in November 2001 and were restored to prior levels in July 2002. It should be noted, therefore, that the apparent increase in salaries of the Named Executive Officers from fiscal year 2002 to fiscal year 2003 indicated in the Summary Compensation Table included in this Proxy Statement reflect the reinstatement of their base salary levels from the aforementioned reduction.


INCENTIVE COMPENSATION

The Compensation Committee determined that each of the Named Executive Officers, including the Chief Executive Officer warranted incentive bonus awards in respect of fiscal 2003 performance. Except in the case of the CEO, each bonus award was comprised of a combination of cash and restricted stock, and a stock option grant. In the compensation tables included in this Proxy Statement, the Company reports the cash and restricted stock portion of any bonus award earned during the fiscal year by a Named Executive Officer, but reports the stock option related portion of any bonus awarded for a particular fiscal year only after it has actually been awarded, which normally occurs in the subsequent fiscal year.

In making the awards to the Named Executive Officers, the Compensation Committee considers, as discussed above, a number of different individual factors and Company performance factors. In particular, the Compensation Committee considered the following: the 11.6% increase to pre-tax operating income between fiscal year 2002 and fiscal year 2003; the 19.4% increase in the value of the Company's common stock from the end of fiscal year 2002; and the 21.8% increase in the Company's assets under management as compared to the 0.6% increase of fiscal year 2002 from the previous year. The foregoing performance factors were taken into consideration in determining to increase the percentage of pre-tax operating income allocated to the award pool.

The Compensation Committee notes that Ms. A. Tatlock, in addition to her incentive bonus award, received the second of five equal annual $425,000 cash payments pursuant to the terms of her 2001 employment agreement, in respect of an integration services cash bonus in connection with the acquisition of Fiduciary Trust.

For fiscal year 2003, the Compensation Committee awarded other employees, including other executive officers, bonuses consisting of cash and restricted stock. In addition, in cases where special recognition of contributions was warranted, stock option grants were also awarded. Consistent with the practice established in fiscal year 2000, bonuses awarded generally were comprised of 65% cash and 35% restricted stock. The Compensation Committee determined, however, that the bonuses awarded to Messrs. G.

Johnson and M. Flanagan should consist of 50% cash and 50% restricted stock. Certain non-executive officer Company employees, whose awards were in excess of $1.0 million, were awarded those amounts in excess of $1.0 million in the form of 40% cash and 60% restricted stock.

CEO COMPENSATION

The compensation of Mr. Charles B. Johnson, the Chief Executive Officer of the Company, reflects his status as a principal shareholder of the Company. Mr. C. Johnson's compensation is significantly lower than that received by chief executive officers of comparable companies. In determining incentive compensation for Mr. C. Johnson, like the other Named Executive Officers, the Compensation Committee considers a number of individual factors and Company performance factors, as described above. The Compensation Committee has also taken into account Mr. C. Johnson's position as a principal stockholder of the Company, and the dividends received on those holdings, in determining his compensation and bonus. The Compensation Committee believes that because of his large share holdings of Company common stock, Mr. C. Johnson is materially impacted by changes in the Company's stock price. Therefore, the Compensation Committee does not believe that stock-related bonuses should be a significant component of Mr. C. Johnson's compensation and has historically awarded bonuses to him primarily in cash. For fiscal 2003, the Compensation Committee awarded Mr. C. Johnson a cash incentive bonus of $2 million based on these factors and the performance of the Company, as described above.

OTHER BENEFITS

All executive officers are entitled to receive medical, life and disability insurance coverage and other corporate benefits available to most employees of the Company. All executive officers participate in a combined Profit Sharing/401(k) Plan. The Board determines contributions to this Plan.

TAX DEDUCTIBILITY OF COMPENSATION

In evaluating compensation program alternatives, the Compensation Committee considers the potential impact on the Company of Section 162(m) of the U.S. Internal Revenue Code, as amended. Section 162(m) limits to $1 million the amount that a publicly traded corporation, such as the Company, may deduct for compensation paid in any year to its chief executive officer or any other of its four most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million per executive officer limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the Company's stockholders.

The Compensation Committee endeavors to maximize deductibility of compensation under Section 162(m) to the extent practicable while maintaining competitive compensation. Franklin believes that current stock option grants under the 2002 Stock Plan should qualify for the performance-based compensation exception to
Section 162(m) and, if stockholders approve the amendments to the Incentive Plan at the Company's Annual Meeting in 2004, Franklin expects that performance-based awards either in the form of cash or restricted stock, under the Incentive Plan should also qualify for the exception. The Compensation Committee, however, believes that it is important for it to retain maximum flexibility in designing compensation programs that are in the best interests of the Company and its stockholders. Therefore, the Compensation Committee, while considering tax deductibility as a factor in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible if it believes that the compensation is commensurate with the performance of the covered employee and is necessary and appropriate to meet competitive requirements.


                                    Respectfully Submitted:

                                    COMPENSATION COMMITTEE
                                    James A. McCarthy, Chairman
                                    Charles Crocker
                                    Thomas H. Kean


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are set forth in the preceding section. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2003. None of the executive officers of the Company has served on the board of directors or on the compensation committee of any other entity that has or had executive officers serving as a member of the Board of Directors or Compensation Committee of the Company.

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF OUR PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE FUTURE FILINGS MADE BY US UNDER THOSE STATUTES, THE FOLLOWING REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY PRIOR FILINGS NOR FUTURE FILINGS MADE BY US UNDER THOSE STATUTES.

                          REPORT OF THE AUDIT COMMITTEE

MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of Franklin Resources, Inc. (the "Company") consists of Chutta Ratnathicam, James A. McCarthy and Louis E. Woodworth. Each of the members of the Audit Committee is independent as defined under the New York Stock Exchange ("NYSE") rules and applicable law. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the Company's financial reporting activities. The Audit Committee's function is more fully described in the written charter, which is attached as Appendix A to this Proxy Statement. Chutta Ratnathicam serves as the Chairman.

REVIEW OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2003

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended September 30, 2003 with the Company's management.

The Audit Committee has discussed with PricewaterhouseCoopers LLP ("PwC"), the Company's independent auditors, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has also received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and has discussed the independence of PwC with that firm.

Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2003, for filing with the SEC.


                                    Respectfully Submitted:

                                    AUDIT COMMITTEE
                                    Chutta Ratnathicam, Chairman
                                    James A. McCarthy
                                    Louis E. Woodworth

FEES PAID TO INDEPENDENT AUDITOR

The Board of Directors, with the ratification of the shareholders, engaged PricewaterhouseCoopers LLP ("PwC") to perform an annual audit of the Company's financial statements for the fiscal year ended September 30, 2003.

The following table sets forth the approximate aggregate fees billed to the Company for fiscal years ended September 30, 2003 and September 30, 2002 by PwC for the audit of the Company's annual financial statements and services rendered by PwC. Certain amounts from fiscal 2002 have been reclassified to conform to the 2003 presentation.

                                                     FISCAL YEARS ENDED
                                                       (in thousands)
                                             ----------------------------------
                                                2003                        2002
                                                ----                        ----
  Audit Fees                                  $1,500                      $1,600
  Audit Related Fees (a)                        $500                        $700
  Tax Fees (b)                                $1,000                        $900
  All Other Fees (c)                          $1,100                      $1,500
                                              ------                      ------
  TOTAL FEES                                  $4,100                      $4,700

     (a) Audit Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. Such services related primarily to internal control examinations pursuant to the Statement of Auditing Standards No. 70, audits of employee benefit plans and other attestation services.

     (b) Tax Fees consist of professional services rendered by PwC for tax compliance, tax advice, and tax planning (domestic and international).

     (c) All Other Fees consist principally of services rendered in connection with insurance claims submitted to the Company's insurance carriers related to the destruction of the headquarters of our subsidiary company, Fiduciary Trust Company International, at Two World Trade Center, on September 11, 2001.

                    EQUITY COMPENSATION PLAN INFORMATION /1/

The following table sets forth certain information as of September 30, 2003 with respect to the shares of the Company's Common Stock that may be issued under the Company's existing compensation plans that have been approved by stockholders and plans that have not been approved by stockholders.

                                                                 Number of
                       Number of                                 securities
                    securities to be     Weighted-average   remaining available
                      issued upon         exercise price    for future issuance
                      exercise of         of outstanding        under equity
                      outstanding            options,        compensation plans
                   options, warrants       warrants and          (excluding
 PLAN CATEGORY         and rights             rights             securities
                          (a)                  (b)          reflected in column
                                                                  (a)) (c)
 ----------------  -------------------   -----------------  --------------------

 Equity
   compensation
   plans
   approved by
   security
   holders /2/         13,288,991 /3/       $ 36.11               13,123,108 /4/
 Equity
   compensation
   plans not
   approved by
   security
   holders                     0                  0                        0

 ----------------  -------------------   -----------------  --------------------
 Total                13,288,991            $ 36.11               13,123,108

(1) The table includes information for equity compensation plans assumed by the Company in connection with acquisitions of the companies, which originally established those plans.

(2) Consists of the 2002 Universal Stock Incentive Plan and the 1998 Employee Stock Investment Plan (the "Purchase Plan"), as amended.

(3) Excludes options to purchase accruing under the Company's Purchase Plan. Under the Purchase Plan each eligible employee is granted a separate option to purchase up to 2,000 shares of Common Stock each semi-annual accrual period on January 31 and July 31 at a purchase price per share equal to 90% of the fair market value of the Common Stock on the enrollment date or the exercise date, whichever is lower.

(4) Includes shares available for future issuance under the Purchase Plan. As of September 30, 2003, 2,007,662 of shares of Common Stock were available for issuance under the Purchase Plan.

                                PERFORMANCE GRAPH

The following performance graph compares the performance of an investment in Franklin's common stock for the last five (5) fiscal years to that of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index"), an index to which the Company was added in April 1998, and to the Standard & Poor's Financial Index (the "S&P Financial Index"). The S&P 500 consists of 500 stocks chosen for market size, liquidity, and industry group representation. It is a market-value weighted index (stock price times number of shares outstanding), with each stock's weight in the index proportionate to its market value. The S&P 500 is one of the most widely used benchmarks of U.S. equity performance. The S&P Financial is a capitalization-weighted index of the stocks of approximately 70 companies that are in the S&P 500 and whose primary business is in a sub-sector of the financial industry. It is designed to measure the performance of the financial sector of the S&P 500. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on September 30, 1998 and that all dividends were reinvested.



                                        COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                Sep      Oct      Nov      Dec        Jan      Feb       Mar      Apr      May      Jun     Jul       Aug
FY98
Franklin
Resources:  $100.00   126.57   143.10   107.30     112.33   106.67     94.49   134.38   146.14   136.67  128.26    120.90
S&P 500:    $100.00   108.13   114.68   121.28     126.35   122.43    127.32   132.25   129.14   136.60  132.04    131.39
Fin. Index  $100.00   112.11   119.75   122.21     124.80   126.46    131.30   140.20   132.41   137.88  129.32    123.39


FY99
Franklin
Resources:   103.00   117.96   105.95   108.26     120.50    91.80    113.10   109.09   101.48   102.95  121.59    128.59
S&P 500:     127.79   135.88   138.64   146.80     139.42   136.79    150.16   145.65   142.66   146.17  143.89    152.82
Fin. Index   116.98   136.49   129.80   127.23     123.20   109.87    130.22   126.13   134.58   126.13  139.49    152.87


FY00
Franklin
Resources:   150.79   145.39   122.89   129.53     158.97   141.90    133.18   148.64   151.53   155.86  147.12    139.93
S&P 500:     144.76   144.14   132.79   133.44     138.17   125.58    117.63   126.76   127.61   124.51  123.28    115.57
Fin. Index   156.50   155.81   146.63   159.88     159.44   148.97    144.48   149.84   155.88   155.82  153.30    143.97

FY01
Franklin
Resources:   118.24   109.70   122.17   120.17     128.23   139.91    143.78   143.71   149.30   146.25  117.98    120.29
S&P 500:     106.24   108.27   116.57   117.59     115.88   113.64    117.91   110.77   109.96   102.13   94.17     94.78
Fin. Index   135.47   132.96   142.45   145.57     143.29   141.20    150.59   146.57   146.33   139.38  128.34    130.96

FY02
Franklin
Resources:   106.88   113.62   127.26   117.63     115.08   112.77    113.85   120.67   129.28   135.42  150.60    149.70
S&P 500:      84.49    91.92    97.33    91.61      89.22    87.88     88.73    96.03   101.09   102.38  104.18    106.21
Fin. Index   115.66   126.11   131.29   124.26     122.19   118.37    117.91   132.34   139.32   139.68  146.09    144.61

FY03
Franklin
Resources    153.24
S&P 500      105.09
Fin. Index   145.58


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior to the time that Franklin acquired substantially all of the assets of Templeton, Galbraith & Hansberger Ltd. ("Templeton") in 1992, Templeton loaned Mr. Martin L. Flanagan monies secured by a deed of trust on Mr. Flanagan's then residence in Nassau, Bahamas. Such loan is outstanding to a subsidiary of the Company and bears interest at the annual rate of 5.98%. The largest aggregate amount outstanding during fiscal year 2003 was $356,333. As of December 1, 2003, $325,901 was outstanding under the loan.

In June 1995, prior to the time that Mr. Kenneth A. Lewis became an executive officer of Franklin, in connection with his relocation from Florida to California, Franklin made a loan to Mr. Lewis, secured by a deed of trust on his residence. The largest amount outstanding on the loan, which bore interest at the annual rate of 5%, during fiscal year 2003 was $454,845 and as of August 29, 2003, the loan was paid in full.

In October 1997, prior to the time that Mr. Charles R. Sims became an executive officer of Franklin, in connection with his relocation from Canada to California, Franklin made a loan to Mr. Sims, which is secured by a deed of trust on his residence and bears interest at the annual rate of 5%. The largest amount outstanding on the loan during fiscal year 2003 was $598,425 and as of December 1, 2003, $584,106 was outstanding.

In February 2000, Mr. Murray L. Simpson became an executive officer and general counsel of Franklin, and in connection with his relocation from Hong Kong to California, during fiscal year 2001 Franklin made a loan in the amount of $2,000,000 to Mr. Simpson. The loan was secured by a deed of trust on his personal residence, which bore interest at the annual rate of 5.57%, and was payable over 30 years. The largest amount outstanding on the loan during fiscal year 2003 was $1,971,153 and as of August 21, 2003 the loan was paid in full.

In March 2002, Franklin made a loan to Mr. Harmon E. Burns, Vice Chairman of the Company, in connection with his long service to the company. The loan is secured by a deed of trust on a property owned by Mr. Burns. The loan bears a variable interest rate, which adjusts quarterly based on the prevailing prime rate. Minimum monthly payments are payable based on a 20 year amortization schedule, however, any unpaid principal and interest is due and payable on March 22, 2007. The largest amount outstanding on the loan during fiscal year 2003 was $2,040,759 and as of December 1, 2003, $1,963,285 was outstanding.

In October 2002, prior to the time that Mr. James R. Baio became an executive officer and Chief Financial Officer of Franklin, and in connection with his relocation from Florida to California, Franklin made a loan in the amount of $915,000 to Mr. Baio. The loan was secured by a deed of trust on his personal residence and had interest at the annual rate of 4.41%. The largest amount outstanding on the loan during fiscal year 2003 was $915,000 and as of April 2003 (prior to the date Mr. Baio became an executive officer), the loan was paid in full.

In accordance with the Sarbanes-Oxley Act of 2002, the Company will not enter into any similar such loan transactions with its executive officers or directors.

The Company also makes purchases of the Company's common stock from employees and executive officers on the same terms and conditions to pay taxes due in connection with the vesting of restricted stock awards and matching grants, which the Company provides under the Employee Stock Incentive Plan ("ESIP"). Each purchase is ratified by the Company's Board of Directors. On January 2, 2003 and in connection with the vesting of certain restricted stock awards, the Company purchased 1,167 shares from Ms. Anne M.

Tatlock at the price of $34.09 per share. On October 1, 2003 and in connection with the vesting on September 30, 2003 of certain restricted stock awards, the Company purchased 4,229 shares from Mr. Flanagan and 1,993 shares from Ms. Tatlock (each an executive officer of the Company) at the price of $44.20 per share. The price per share paid by the Company for each purchase represents the price at which the stock vested, which is the average of the high and low price of the Company's stock on the NYSE on that date.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires officers, directors and persons who own more than 10% of Franklin's common stock (the "Reporting Persons") to file reports of ownership and changes in ownership with the SEC. During the fiscal year ended September 30, 2003, Mr. Kenneth A. Lewis, inadvertently filed one late report on Form 4, which covered three transactions involving the sale of common stock representing 5,061 shares, with a net decrease of 5,061 shares. Based solely on review of copies of such forms received or written representations from the Reporting Persons, the Company believes that with respect to the fiscal year ended September 30, 2003, all other Reporting Persons complied with applicable filing requirements.

                                 PROPOSAL NO. 2
                                 --------------


                       RATIFICATION OF THE APPOINTMENT OF
                              INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as independent auditors to audit the books and accounts of Franklin for its current fiscal year ending September 30, 2004. PricewaterhouseCoopers LLP has no direct or indirect financial interest in Franklin. During the fiscal year ended September 30, 2003, PricewaterhouseCoopers LLP rendered opinions on the financial statements of Franklin and certain of its subsidiaries, as well as many of the open-end and closed-end investment companies managed and advised by the Company's subsidiaries. In addition, PricewaterhouseCoopers LLP provides the Company with tax consulting and compliance services, accounting and financial reporting advice on transactions and regulatory filings and certain other consulting services permitted under the Sarbanes-Oxley Act of 2002.

BOARD RECOMMENDATION

The voting requirements for this proposal are described above under "Voting Information". The Board of Directors recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.

                                 PROPOSAL NO. 3
                                 --------------


         APPROVAL OF THE 2004 KEY EXECUTIVE INCENTIVE COMPENSATION PLAN

Franklin's stockholders are being asked to approve the 2004 Key Executive Incentive Compensation Plan (the "Plan"). The Board of Directors approved the adoption of the Plan on December 11, 2003. It is the intention of the persons named as proxy holders to vote to approve the Plan. The Plan provides the Company's key employees with the opportunity to earn incentive awards based on the achievement of goals relating to the performance of the Company and its business units. If the Plan is not approved by the stockholders at the Annual Meeting, no participant will be eligible for an award under the Plan and the Plan will be terminated.

BACKGROUND AND REASONS FOR ADOPTION

The Company currently has a performance-based bonus plan similar to the Plan, pursuant to which the Company rewards key employees for achieving certain performance objectives. However, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of its four other most highly compensated executive officers may be limited to the extent that such compensation exceeds $1 million in any one year. Under Section 162(m), the Company may deduct compensation in excess of that amount if it qualifies as "performance-based compensation", as defined in Section 162(m) of the Code. The Plan is designed to qualify awards made under the Plan as performance-based compensation, so that the Company may continue to receive a federal income tax deduction for the payment of incentive bonuses to its executives. By seeking to adopt the Plan, the Company has not changed its compensation philosophy or policies. The Company will continue to operate its current bonus plan, for the compensation of executives and other employees for whom Section 162(m) is not an issue.

DESCRIPTION OF THE PLAN

The following paragraphs provide a summary of the principal features of the Plan and its operation. The Plan is set forth in its entirety as Appendix E to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix E.

PURPOSE OF THE PLAN

The Plan is intended to increase stockholder value and the success of the Company by motivating key employees to perform to the best of their abilities and achieve the Company's objectives.

ADMINISTRATION OF THE PLAN

The Plan will be administered by the Compensation Committee in accordance with the requirements of Section 162(m) of the Code.

ELIGIBILITY TO RECEIVE AWARDS

Key employees of the Company and its affiliates are eligible to participate in the Plan. Participation in the Plan by any particular key employee is determined annually in the discretion of the Compensation Committee. In selecting participants for the Plan, the Compensation Committee will choose employees of the Company and its affiliates who are likely to have a significant impact on Company performance. For the fiscal year ending in 2004, the participants in the Plan are expected to be Charles B. Johnson (Chairman of the Board and Chief Executive Officer), Martin
L. Flanagan (President), Gregory E. Johnson (President), Anne M. Tatlock (Vice Chairman and Member - Office of the Chairman) and Murray L. Simpson (Executive Vice President and General Counsel). Participation in future years will be in the discretion of the Compensation Committee, but it currently is expected that 5 to 15 employees will participate each year.

TARGET AWARDS AND PERFORMANCE GOALS

For each year, the Compensation Committee will establish in writing: (1) a target award for each participant, (2) the performance goals which must be achieved in order for the participant to be paid the target award, and (3) a formula for increasing or decreasing a participant's target award depending upon how actual performance compares to the pre-established performance goals.

Each participant's target award will be expressed as (1) a percentage of his or her base salary or (2) a percentage of an award pool established for the particular Plan year. Base salary under the Plan means the participant's annual salary rate on the last day of the year. The Compensation Committee may determine in its sole discretion whether or not to establish an award pool for a particular Plan year.

The performance goals applicable to the participants may consist of one or more of the following measures: (a) annual revenue, (b) budget comparisons, (c) Company stock price, (d) controllable profits, (e) Company earnings per share,
(f) expense management,  (g) improvements in capital structure,  (h) net income,
(i) net sales, (j) pre-tax operating income, (k) profit margins, (l) profitability of an identifiable business unit or product, (m) return on investments, (n) return on sales, (o) return on stockholders' equity, (p) total return to stockholders and (q) performance of the Company relative to a peer group of companies on any of the foregoing measures. The Compensation Committee may set performance goals which differ from participant to participant. For example, the Compensation Committee may choose performance goals which apply on either a corporate or business unit basis, as deemed appropriate in light of the participant's responsibilities.

For the fiscal year ending in 2004, the Compensation Committee will establish certain performance goals and a formula, with such goals as variables, which will determine actual awards. The awards for the fiscal year ending in 2004 are also conditioned upon stockholder approval of the Plan at the Annual Meeting. If the Plan is not approved by the stockholders at the Annual Meeting, no participant will be eligible for an award under the Plan for the fiscal year ending in 2004.

DETERMINATION OF ACTUAL AWARDS

After the end of each Plan year, the Compensation Committee must certify in writing the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award (if any) for each participant will be determined by applying the formula to the level of actual performance which has been certified by the Compensation Committee. However, the Compensation Committee retains discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable under the applicable formula. In addition, no participant's actual award under the Plan may exceed $10 million for any year.

The Plan contains a continuous employment requirement. If a participant terminates employment with the Company for any reason after the end of the applicable Plan year but prior to the award payment date, he or she will be entitled to the payment of the award for the year, provided, however, that the Compensation

Committee may reduce (or eliminate) his or her actual award based on such considerations as the Compensation Committee deems appropriate. If a participant terminates employment with the Company prior to the end of the applicable Plan year for any reason other than death, disability or retirement, the Compensation Committee will proportionately reduce (or eliminate) his or her actual award based on the date of termination and such other considerations as the Compensation Committee deems appropriate. If a participant terminates employment with the Company prior to the end of the applicable Plan year due to death, disability or retirement, he or she will be entitled to the payment of the award for the year, provided, however, that the Compensation Committee may reduce (or eliminate) his or her actual award based on such considerations as the Compensation Committee deems appropriate.

Awards under the Plan are generally payable in cash after the end of the year during which the award was earned. However, the Compensation Committee reserves the right to declare any award wholly or partially payable in an equivalent amount of Company stock (either fully vested or subject to vesting) issued under the Company's 2002 Universal Stock Incentive Plan or successor equity compensation plan.

NEW PLAN BENEFITS

Since the benefits under the Plan have not been determined and depend on a number of factors, which the Compensation Committee has not yet established, including the target award for each participant, performance goals which must be achieved and a formula for increasing or decreasing a participant's actual award, it is not possible to determine the benefits that will be received by executive officers and other employees if the Plan is approved by the stockholders.

AMENDMENT AND TERMINATION OF THE PLAN

The Board of Directors may amend or terminate the Plan at any time and for any reason, but in accordance with Section 162(m) of the Code, certain material amendments to the Plan will be subject to stockholder approval. As long as the Plan remains in effect, it shall be resubmitted to stockholders as necessary to enable the Plan to continue to qualify as performance-based compensation under
Section 162(m) of the Code.

BOARD OF DIRECTORS RECOMMENDATION

The voting requirements for this proposal are described above under "Voting Information". The Board of Directors recommends a vote "FOR" the approval of the 2004 Key Executive Incentive Compensation Plan.

                                 PROPOSAL NO. 4
                                 --------------


                      APPROVAL OF THE AMENDED AND RESTATED
                       ANNUAL INCENTIVE COMPENSATION PLAN

Franklin's stockholders are being asked to approve the Amended and Restated Annual Incentive Compensation Plan (the "Amended and Restated Incentive Plan"), which is an amendment and restatement of the Company's existing Amended Annual Incentive Compensation Plan. The purpose of the amendment is to (1) increase the award pool from a maximum of 15% of pre-tax operating income to a maximum of 20% of pre-tax operating income, (2) give the Compensation Committee increased discretion in determining the amount of awards payable to participants in the Amended and Restated Incentive Plan and (3) make other technical amendments. The original Annual Incentive Compensation Plan was adopted by the Board of Directors on December 8, 1993 and approved by the stockholders in January 19, 1994. The Amended Annual Incentive Compensation Plan was adopted by the Board of Directors on October 22, 1994 and approved by the stockholders on January 24, 1995.

The Board of Directors approved the Amended and Restated Incentive Plan on December 11, 2003. It is the intention of the persons named as proxy holders to vote to approve the Amended and Restated Incentive Plan. If stockholder approval is not received, the Amended and Restated Incentive Plan will not be amended as described above and awards shall continue to be made under the existing Amended Annual Incentive Compensation Plan.

DESCRIPTION OF THE PLAN

The following summary describes the material features of the Amended and Restated Incentive Plan as proposed to be amended, but is not intended to be complete and is qualified in its entirety by reference to the Amended and Restated Incentive Plan, a copy of which is attached as Appendix F. The locations of proposed deletions are indicated by carets "^" and proposed additions are indicated as bracketed. Capitalized terms not otherwise defined are used as set forth in the Amended and Restated Incentive Plan.

PURPOSE OF THE PLAN

The general purpose of the Amended and Restated Incentive Plan is to reward the contributions made to the Company by certain employees by providing them an opportunity to share in the Company's annual performance results with a view to attracting, retaining and motivating eligible employees to achieve the highest levels of performance results.

ADMINISTRATION OF THE PLAN

The Plan will be administered by the Compensation Committee.

ELIGIBILITY TO RECEIVE AWARDS

Exempt employees of the Company and its subsidiaries (as used in this section, collectively, "Company"), as that term is used in the Federal Fair Labor Standards Act or where state law is more restrictive, then the applicable state law, may participate in the Amended and Restated Incentive Plan. Such standard will remain applicable to personnel of foreign subsidiaries for Amended and Restated Incentive Plan purposes as if such statutes were applicable to such foreign subsidiaries. Employees may be participants under the Amended and Restated Incentive Plan as either "principals" or "associates".

AWARDS AND PERFORMANCE GOALS

Under the Amended and Restated Incentive Plan, awards are based upon Company performance, but such awards are based more directly upon an employee's actual performance and contributions during a fiscal year.

The Amended and Restated Incentive Plan provides for the establishment of an award pool based upon pre-tax operating income. Pre-tax operating income consists of the Company's net operating income, exclusive of passive income and calculated before non-operating interest, taxes, extraordinary items, certain special items (such as special compensation payouts on account of mergers) and before the accrual of incentive awards under the Amended and Restated Incentive Plan and the 2004 Key Executive Incentive Compensation Plan if adopted by the stockholders. The Compensation Committee will determine on an annual basis the percentage of pre-tax operating income to be allocated to the award pool. The existing Amended Annual Incentive Compensation Plan currently provides that the award pool for any plan year may equal up to 15% of pre-tax operating income as determined by the Compensation Committee. If the Amended and Restated Incentive Plan is approved by the stockholders of the Company, the award pool for any plan year may equal up to 20% of pre-tax operating income as determined by the Compensation Committee. The Compensation Committee may also determine if the award pool should be further segregated (a) by subsidiary company or companies and (b) between principals and associates.

No minimum or maximum awards are provided for under the Amended and Restated Incentive Plan and allocations do not carry over from fiscal year to fiscal year. Amounts not paid under the Amended and Restated Incentive Plan may be used for distribution as incentive compensation to employees who are not participants in the Amended and Restated Incentive Plan. The Compensation Committee will also have the maximum opportunity to adjust individual awards at year end to reflect actual demonstrated performance during such fiscal year. The Plan contains a continuous employment requirement. The Amended and Restated Incentive Plan provides for certain pro-rations of awards to employees in the event of death or permanent or long-term disability. The Compensation Committee also has complete discretion to (1) pay a participant's full award (or any greater amount) or (2) decrease (even to zero) a participant's award.

Awards under the Amended and Restated Incentive Plan are payable after the end of the year during which the award was earned. Awards will be made in the form of current or deferred cash payments as well as in restricted common stock, stock options or restricted shares of investment companies in the Franklin
Templeton Funds. At least twenty-five percent (25%) of any award under the Amended and Restated Incentive Plan must be paid in cash. Restricted shares of common stock may be subject to vesting requirements based upon continued employment as established by the Compensation Committee. All non-cash awards will be issued in accordance with the Company's 2002 Universal Stock Plan.

AMENDED AND RESTATED INCENTIVE PLAN BENEFITS

The following table provides certain summary information concerning dollar amounts of benefits that were actually awarded under the Company's existing Amended Annual Incentive Compensation Plan to our Chief Executive Officer, each of our four other most highly compensated executive officers, and certain other groups during fiscal year 2003.

NAME AND PRINCIPAL POSITION                                                 DOLLAR VALUE
---------------------------                                                 ------------
Charles B. Johnson
Chairman of the Board and Chief Executive Officer...........................$ 2,000,000

Martin L. Flanagan
President...................................................................$ 2,184,132

Gregory E. Johnson
President...................................................................$ 2,184,132

Anne M. Tatlock
Vice Chairman and Member - Office of the Chairman...........................$   832,723

Murray L. Simpson
Executive Vice President and General Counsel................................$   411,250

William J. Lippman*.........................................................$   822,452

Executive Officer Group (16 persons)........................................$ 9,802,164

Director Group (Non-Management) (7 persons).................................$         0

Non-Executive Officer Employee Group.......................................$107,785,485

*Mr. Lippman resigned as an executive officer during the 2003 fiscal year.

AMENDMENT AND TERMINATION OF THE AMENDED AND RESTATED INCENTIVE PLAN

The Board of Directors may amend or terminate the Amended and Restated Incentive Plan at any time and for any reason and the Board of Directors will submit such amendments to the stockholders for approval to the extent required by applicable law or the rules of the New York Stock Exchange.

BOARD OF DIRECTORS RECOMMENDATION

The voting requirements for this proposal are described above under "Voting Information". The Board of Directors recommends a vote "FOR" the approval of the Amended and Restated Annual Incentive Compensation Plan.

                         STOCKHOLDER PROPOSALS

If a stockholder intends to present any proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 for consideration at Franklin's next Annual Meeting in 2005, the proposal must be received by the Secretary of the Company by August 28, 2004. Such proposal must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders' proposals.

If a stockholder submits a proposal outside of Rule 14a-8 for Franklin's next Annual Meeting in 2005 and if such proposal is not received by November 11, 2004, then Franklin's proxy may confer discretionary authority on persons being appointed as proxies on behalf of Franklin to vote on such proposal.

All proposals should be addressed to: Barbara J. Green, Secretary, Franklin Resources, Inc., One Franklin Parkway, Building 920, San Mateo, CA 94403.

                                THE ANNUAL REPORT

Franklin's Annual Report for the fiscal year ended September 30, 2003, including financial statements, has been sent, or is being sent together with this Proxy Statement, and is available for viewing on the Internet, to all stockholders as of the record date. We are legally required to send you this information to help you decide how to vote your proxy. Please read it carefully. However, the financial statements and the Annual Report do not legally form any part of this proxy soliciting material.

                                   APPENDIX A
                                   ----------

                             AUDIT COMMITTEE CHARTER
PURPOSE

The Audit Committee (the "Committee") is a committee of the Board of Directors of Franklin Resources, Inc. (the "Company"). The Committee's primary purpose is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee (1) the Company's financial reporting and auditing activities, including the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the Company's internal audit function and independent auditors.

MEMBERSHIP

The Committee shall be comprised of not less than three members of the Board, all of whom shall be independent directors in accordance with the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"). The Committee's composition shall also meet the requirements of the rules relating to audit committees established from time to time by the New York Stock Exchange as well as the regulatory requirements of any other applicable governmental or self-regulatory organization. All members of the Committee shall, in the view of the Board of Directors, be financially literate or shall become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee shall be an "audit committee financial expert" as defined by the Securities and Exchange Commission pursuant to Section 407 of Sarbanes-Oxley. Each member of the Committee shall be selected by the Board of Directors and shall serve until such time as his or her successor has been duly appointed.

MEETINGS

The Committee shall meet on a regular basis, and will hold special meetings as circumstances require. The timing of the meetings shall be determined by the Committee. At all Committee meetings, a majority of the total number of members shall constitute a quorum. A majority of the members of the Committee shall be empowered to act on behalf of the Committee. Minutes shall be kept of each meeting of the Committee.

AUTHORITY AND RESPONSIBILITIES

The Committee's function is one of oversight only and shall not relieve the Company's management of its responsibility for preparing financial statements, which accurately and fairly present the Company's financial results and condition, or the responsibilities of the independent auditors relating to the audit or review of financial statements. The Audit Committee shall have the authority and be responsible for:

     1. The appointment, compensation, retention and oversight of the work of the independent auditor engaged by the Company for the purpose of preparing or issuing an audit report or related work or performing other audit or review services for the Company. The independent auditor shall report directly to and may only be terminated by the Committee.

     2. Reviewing with management and the independent auditors (a) the audited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" ("MD&A"), to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K),

          (b) the Company's interim financial results to be included in the Company's quarterly reports on Form 10-Q, including the disclosures under MD&A, and (c) the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, as may be modified or supplemented from time to time; which review shall occur prior to the filing of Form 10-K or Form 10-Q, whichever is applicable.

     3. Preparing the annual report of the Audit Committee, which is included in the Company's annual proxy statement.

     4. Reviewing and generally discussing policies and procedures relating to earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies.

     5. Reviewing with Company's management and the independent auditors (i) the accounting policies, practices and judgments which may be viewed as critical, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed by management and independent auditors, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (iii) other written communications between independent auditors and management, such as any management letter comments or the schedule of unadjusted differences.

     6. Reviewing with management and the independent auditors the quality and adequacy of the Company's internal controls, disclosure controls and procedures, and accounting procedures, including reports of material weaknesses or deficiencies in the design or operation of internal controls and/or any fraud that involves personnel having a significant role in internal controls, as disclosed by the CEO and/or CFO in connection with their certifications for the annual or quarterly reports of the Company and/or presented in the independent auditor's written report, a report of management or internal audit, or otherwise.

     7. Providing oversight with respect to Company risk assessment and risk management policies and processes.

     8. Requesting from the independent auditors and reviewing annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1 and reviewing disclosed relationships and their impact on the outside auditor's independence.

     9. Pre-approving the retention of the independent auditor for any audit and permitted non-audit services, which does not include the following prohibited non-audit activities: (a) bookkeeping or other services related to accounting records or financial statements of the Company;
          (b) financial information systems design and implementation; (c) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (d) actuarial services; (e) internal audit outsourcing services; management functions; (f) human resources;
          (g) broker or dealer, investment adviser or investment banking services; (h) legal services; (i) expert services unrelated to the audit; and (j) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible. The Audit Committee of the Company may delegate to one or more designated members of the Audit Committee who are independent directors of the Board of Directors, the authority to grant pre-approvals. The decisions of any member (to whom authority is delegated) to pre-approve any such non-audit service shall be presented to the full Audit Committee at each of its scheduled meetings.

     10. Approving non-audit services provided by the independent auditor to the Company where pre-approval may be waived for non-audit services that are deemed de minimus under the Sarbanes-Oxley Act of 2002. Non-Audit services shall be considered de minimus if: (a) the aggregate amount of such non-audit services constitutes not more than 5% of the total amount of revenues paid by the Company to its independent auditor during the fiscal year in which the non-audit services are provided; (b) the non-audit services were not recognized by the issuer at the time of the engagement to be non-audit services; and (c) the non-audit services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee whom authority to grant such approvals has been delegated by the Audit Committee.

     11. Establishing hiring policies for employees or former employees of independent auditors.

     12. Conducting a review of the independent auditor's report with respect to the independent auditor's quality control procedures.

     13. Reviewing with the independent auditor any audit problems and/or difficulties and resolving any disagreements regarding financial reporting arising between the Company's management and any independent auditor employed by the Company.

     14.  Engaging  independent   professional   advisers  and  counsel  as  the
          Committee determines are appropriate to carry out its functions and reviewing funding needs as appropriate.

     15.  Meeting  separately  and  periodically,   with  management,   internal
          auditors and independent auditors.

     16.  Overseeing   the  Company's   internal   audit  function  and  meeting
          separately with internal auditors to review any audit related issues, including:

          a. Reviewing internal audit plans, staffing and budget and the adequacy of funding to carry out the proposed work scope.

          b. Reviewing and concurring in the appointment, replacement or dismissal of the internal audit director and ensuring internal audit's continued objectivity.

          c. Discussing significant internal audit findings in appropriate detail as well as the status of past audit recommendations.

          d. Meeting regularly in private sessions with both the internal audit director and external auditors, to allow a full and frank discussion of potentially sensitive issues.

     17. Establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters, which procedures shall include a process for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

     18.  Reporting regularly to the Board of Directors.

     19. Reviewing annually the Audit Committee Charter for adequacy and recommending any changes to the Board.

     20.  Conducting an annual performance evaluation of the Committee.

     21.  Performing any other activities consistent with this Charter.

                                   APPENDIX B
                                   ----------

                         COMPENSATION COMMITTEE CHARTER

PURPOSE

The purpose of the Compensation Committee (the "Committee") is to assist the Board of Directors of Franklin Resources, Inc. (the "Board") in fulfilling its responsibility relating to (1) the compensation of the executives of Franklin Resources, Inc. (the "Company"), (2) the administration of the Company's incentive compensation, stock incentive, and stock investment plans and (3) the preparation of the annual report on executive compensation, for the Company's proxy statement.

MEMBERSHIP

The members of the Committee shall be appointed by the Board. The Committee shall consist of no fewer than three members. Each member of the Committee shall satisfy the independence requirements of and the rules relating to compensation committees established by the New York Stock Exchange. The members of the Committee shall serve until their successors are duly appointed and qualify, and shall designate the Chairman of the Committee.

MEETINGS

The Committee shall meet on a regular basis and will hold special meetings as circumstances require. The timing of the meetings shall be determined by the Chairman of the Committee. At all Committee meetings, a majority of the members of the Committee shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting, at which a quorum is present, shall be the action of the Committee. The Committee shall keep a record of its actions and proceedings and report to the Board at its next meeting.

AUTHORITY AND RESPONSIBILITIES

The Committee shall have the following authority and responsibilities:

     1. The Committee shall review and approve corporate goals and objectives relevant to the Chief Executive Officer's compensation, evaluate the Chief Executive Officer's performance in light of those goals and objectives, and set the Chief Executive Officer's compensation level based on this evaluation.

     2. In determining the long-term incentive component of the Chief Executive Officer compensation, the Committee may consider, among other factors, the Company's performance and relative shareholder return, the value of similar incentive awards to Chief Executive Officers at comparable companies, and the awards given to the Company's Chief Executive Officers in past years.

     3. The Committee shall make recommendations to the Board with respect to incentive compensation plans, stock plans and stock purchase plans. The Committee shall also review and make recommendations with respect to performance or operating goals for participants in the Company's incentive plans.

     4. The Committee shall adopt, administer, approve and ratify awards under incentive compensation and stock incentive plans, including amendments to the awards made under any such plans, and review and monitor awards under such plans. The Committee shall also serve as the plan administrator for such incentive compensation plans, stock incentive plans and stock purchase plans as the Committee, from time to time, as required by the Board or the plan documents.

     5. The Committee shall review and make recommendations to the Board on the overriding compensation philosophy for the Company.

     6. The Committee shall meet annually with the Chief Executive Officer to receive the Chief Executive Officer's recommendations concerning performance goals and the Chief Executive Officer's evaluation of the Company's progress toward meeting those goals.

     7. The Committee shall review and approve: (1) employment agreements, severance arrangements, and change in control agreements or provisions, and (2) any special or supplemental benefits for the Chief Executive Officer and such senior executives of the Company and its subsidiaries where the amounts exceed certain threshold levels determined by the Committee from time to time.

     8.   The Committee shall make regular reports to the Board.

     9. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     10.  The Committee shall annually review its own performance.

     11.  The Committee may also:

          a.   Form and delegate authority to subcommittees as appropriate.

          b. Retain independent advisors and compensation consultants at the expense of the Company, to assist in carrying out Committee responsibilities, as the Committee may deem appropriate.

          c.   Perform any other activities consistent with this Charter.

                                   APPENDIX C
                                   ----------

                     CORPORATE GOVERNANCE COMMITTEE CHARTER

This Corporate Governance Committee Charter (the "Charter") has been adopted by the Board of Directors (the "Board") of Franklin Resources, Inc. (the "Company") in connection with its oversight of the Company's management and the business affairs of the Company.

PURPOSE

The purpose of the Corporate Governance Committee (the "Committee") is to provide counsel to the Board with respect to the organization, function and composition of the Board and its committees. The Committee is responsible for developing and recommending to the Board corporate governance policies and procedures applicable to the Company, and for identifying and recommending to the Board potential director candidates for nomination.

MEMBERSHIP

The members of the Committee shall be appointed by the Board. The Committee shall be comprised of not less than three members of the Board. Each member of the Committee shall satisfy the independence requirements of the New York Stock Exchange. The members of the Committee shall serve until their successors are duly appointed and qualify, and shall designate the Chairman of the Committee.

MEETINGS

The Committee shall meet on a regular basis and hold special meetings as circumstances require. The timing of the meetings shall be determined by the Committee. At all Committee meetings, a majority of the members of the Committee shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting, at which a quorum is present, shall be the action of the Committee. The Committee shall keep a record of its actions and proceedings and report to the Board at its next meeting.

AUTHORITY AND RESPONSIBILITIES

The Committee shall have the authority and responsibility to:

     1. Develop and recommend to the Board for adoption specific, minimum qualifications that the Committee believes must be met by a potential nominee for director, including any specific qualities or skills that the Committee believes are necessary for one or more of the directors to possess.

     2. Develop and recommend to the Board for adoption Director Independence Standards.

     3. Review shareholder recommendations for candidates for directors if such recommendations are submitted in writing and addressed to the Committee at the Company's offices and develop and recommend to the Board for adoption procedures to be followed by shareholders in submitting such recommendations.

     4. Identify individuals qualified to become potential director nominees consistent with the minimum qualifications and other criteria approved by the Board.

     5.   Recommend candidates as nominees for election as members of the Board.

     6. Retain a search firm to assist in identifying director candidates and approve the search firm's fees and other retention terms; and retain other independent advisors at the expense of the Company, to assist in carrying out Committee responsibilities, as the Committee may deem appropriate.

     7. Oversee the evaluation of the executive management of the Company from a governance point of view and make recommendations to the Board as appropriate.

     8. Oversee the Company's orientation and continuing education process for newly elected members of the Board and assist the Board in its implementation.

     9. Develop and recommend to the Board for adoption a set of corporate governance guidelines and assess those guidelines annually.

     10.  Form and delegate authority to subcommittees when appropriate.

     11. Develop and recommend to the Board for adoption a Code of Business Conduct and Ethics.

     12. With respect to Committees of the Board, review annually, or more often if appropriate, the directors who are members (including qualifications and requirements), the structure (including authority to delegate) and the performance (including reporting to the Board), and make recommendations to the Board, as appropriate.

     13. Receive comments from all directors and report annually to the Board with an assessment of the Board's performance, to be discussed with the full Board following the end of each fiscal year.

     14. Review on a periodic basis, or more often if necessary, the anti-money laundering policies, procedures and operations of the Company.

     15. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     16.  Annually review its own performance.

     17.  Perform any other activities consistent with this Charter.

This Charter is intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of applicable laws, regulations and listing requirements, as well as in the context of the Company's Certificate of Incorporation and By-Laws, it is not intended to establish by its own force any legally binding obligations.

                                   APPENDIX D
                                   ----------

                         CORPORATE GOVERNANCE GUIDELINES

These Corporate Governance Guidelines (the "Guidelines") have been adopted by the Board of Directors (the "Board") of Franklin Resources, Inc. (the "Company") in connection with its oversight of the Company's management and business affairs.

1.   COMPOSITION OF BOARD OF DIRECTORS.

INDEPENDENCE OF DIRECTORS. A majority of directors must qualify as independent directors in accordance with applicable rules of the New York Stock Exchange (the "Independence Rules").

DIRECTOR QUALIFICATIONS AND SELECTION. The Corporate Governance Committee of the Board is responsible for reviewing with the Board the appropriate qualifications, requisite skills and characteristics of new directors as well as the composition of the Board as a whole. This assessment shall include qualifications under the Independence Rules as well as consideration of the individual skills, experience and perspectives that will help create an effective Board. The Corporate Governance Committee shall recommend to the Board candidates for election as directors, and the Board shall nominate directors for election by the Company's stockholders.

SIZE OF BOARD. The Board shall periodically evaluate the appropriate size of the Board and make any changes it deems appropriate.

TERM LIMITS. The Board does not believe that it should establish term limits for its members. The Board recognizes the value of continuity of directors who have experience with the Company and who have gained over a period of time a level of understanding about the Company and its operations that enable the director to make a significant contribution to the deliberations of the Board.

RETIREMENT. Persons are not eligible to be recommended for nomination as a director for a term commencing on or after their 75th birthday. Incumbent directors reaching the age of 75 during their term may complete such term.

2.   CONFLICTS OF INTEREST AND OTHER COMMITMENTS.

With respect to any matter under discussion by the Board, directors must disclose to the Board any potential conflicts of interest they may have and, if appropriate, refrain from voting on a matter in which they may have a conflict.

Each director is responsible for ensuring that other commitments do not conflict or materially interfere with the director's responsibilities to the Company. To ensure that serving as a director of another company or any other change in circumstances such as employment, business or "immediate family" relationships (as defined under the Independence Rules) would not conflict with his or her duties to the Company, need to be disclosed in the Company's proxy statement, or change the director's status under the Independence Rules, the director should consult the Chairman of the Board and the Corporate Secretary in advance of accepting an invitation to serve on another company's board and should report any such change to the Corporate Secretary. The Chairman of the Board and the Corporate Secretary should report to the Corporate Governance Committee in writing the results of such consultation.

3.   DIRECTOR RESPONSIBILITIES.

The directors  are  responsible  for  exercising  care,  loyalty and good faith;
acting in a manner they reasonably believe is in the best interests of the Company and its stockholders and in a manner consistent with their fiduciary duties. In fulfilling their responsibilities, directors may ask such questions and conduct such investigations as they deem appropriate, and may reasonably rely on the information provided to them by the Company's senior executives and its outside advisors and auditors. The directors shall be entitled to have the Company purchase directors' and officers' liability insurance on their behalf and receive the benefits of indemnification and exculpation to the fullest extent permitted by law, the Company's charter and by-laws and any indemnification agreements, as applicable.

Directors are expected to regularly attend Board meetings and meetings of committees on which they serve, to spend the time needed in preparation for such meetings and to meet as frequently as they deem necessary to properly discharge their responsibilities. In addition, directors should stay abreast of the Company's business and markets. To the extent reasonably practical, directors should review agendas and other meeting materials in advance of any Board or committee meetings.

The Chairman of the Board and the Corporate Secretary will establish and disseminate the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting. The Board will periodically review with management the Company's long-term strategic plans.

The Board believes that management speaks for the Company. Individual directors may, from time to time, expressly represent the Company in meetings or otherwise communicate with various third parties on the Company's behalf. It is expected that directors will do this with the knowledge of management and, unless warranted by unusual circumstances or as contemplated by the committee charters, only at the request of management.

4.   EXECUTIVE SESSIONS.

The non-management directors (i.e., directors who are not Company officers) will meet separately without management in regular executive sessions. The "independent" directors as defined in the "Independence Rules" will meet at least twice a year in executive session.

5.   BOARD COMMITTEES.

The Board shall have an Audit Committee, a Compensation Committee and a Corporate Governance Committee. All members of these committees will be "independent" directors, as defined in the Independence Rules. In addition, Audit Committee members shall qualify under applicable provisions of the Securities Exchange Act of 1934 (as amended), the rules promulgated thereunder and applicable rules of the New York Stock Exchange.

Committee members shall be appointed by the Board to serve until their successors are duly appointed and qualify. Committee members shall designate the Chairman of the committee.

Each committee shall have its own written charter. The charters will set forth the purpose, authority and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment, committee structure and operations and how the committee reports to the Board.

The charters of each committee will be reviewed periodically with a view toward delegating to the standing committees the full authority of the Board concerning specified matters appropriate to such committee.

The Chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee's charter. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee's agenda.

The Board may, from time to time, establish or maintain additional committees as it deems appropriate and delegate to such committees such authority permitted by applicable laws and the Company's by-laws as the Board sees fit.

6.   DIRECTOR ACCESS TO OFFICERS, EMPLOYEES AND INDEPENDENT ADVISORS.

Directors shall have full and free access to officers and employees of the Company. Any meetings or contacts that a director wishes to initiate may be arranged directly by the directors or through the Chief Executive Officer or the Corporate Secretary.

The Board and each Board committee shall have the power to hire legal, accounting, financial or other advisors as they may deem necessary in best judgment with due regard to cost, without the need to obtain the prior approval of any officer of the Company. The Corporate Secretary of the Company will arrange for payment of the invoices of any such third party.

7.   DIRECTOR COMPENSATION.

The form and amount of director compensation will be determined by the Compensation Committee in accordance with the policies and principles set forth in its charter, and the Compensation Committee will conduct an annual review of director compensation.

8.   DIRECTOR ORIENTATION AND CONTINUING EDUCATION.

The Board, with the assistance of the Corporate Governance Committee, shall establish, or identify and provide access to, appropriate orientation programs, sessions or material for newly elected directors of the Company for their benefit either prior to or within a reasonable period of time after their nomination or election as a director. This orientation may include presentations by senior management to familiarize new directors with the Company's strategic plans, its significant financial, accounting and risk management issues, its compliance program, its Code of Ethics and Business Conduct and Corporate Governance Guidelines, its principal officers, and its internal and independent auditors. In addition, the orientation will include visits to Company headquarters and, to the extent appropriate, other of the Company's significant facilities. All other directors are also invited to attend orientation.

The Board, with the assistance of the Corporate Governance Committee, shall also identify and/or develop continuing education opportunities for non-management directors.

9.   MANAGEMENT SUCCESSION.

Senior management of the Company shall develop for Board approval a "Management Succession Plan" for the Chief Executive Officer. To assist the Board, the Chief Executive Officer shall periodically provide the Corporate Governance Committee with an assessment of senior executives and their potential to succeed the Chief Executive Officer.

10.  PERFORMANCE EVALUATION.

The Board, with the assistance of the Corporate Governance Committee, shall conduct an annual self-evaluation to determine whether the Board and its committees are functioning effectively. The full Board will discuss the evaluation to determine what action, if any, could improve Board and committee performance. The Board, with the assistance of the Corporate Governance Committee, as appropriate, shall periodically review these Corporate Governance Guidelines to determine whether any changes are appropriate.

These Corporate Governance Guidelines are intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. While they should be interpreted in the context of applicable laws, regulations and listing requirements, as well as in the context of the Company's Certificate of Incorporation and By-Laws, they are not intended to establish by their own force any legally binding obligations.

                                   APPENDIX E
                                   ----------

                            FRANKLIN RESOURCES, INC.
                 2004 KEY EXECUTIVE INCENTIVE COMPENSATION PLAN


                                    SECTION 1
                            ESTABLISHMENT AND PURPOSE

     1.1 PURPOSE. Franklin Resources, Inc. hereby establishes the Franklin Resources, Inc. 2004 Key Executive Incentive Compensation Plan (the "Plan"). The Plan is intended to increase stockholder value and the success of the Company by motivating key employees (a) to perform to the best of their abilities and (b) to achieve the Company's objectives. The Plan's goals are to be achieved by providing such key employees with incentive awards based on the achievement of goals relating to performance of the Company and its individual business units. The Plan is intended to qualify as performance-based compensation under Code
Section 162(m).

     1.2 EFFECTIVE DATE. The Plan shall be effective as of December 11, 2003, subject to the approval of a majority of the shares of the Company's common stock which are present in person or by proxy and entitled to vote at the 2004 Annual Meeting of stockholders. As long as the Plan remains in effect, it shall be resubmitted to stockholders as necessary to enable the Plan to continue to qualify as performance-based compensation under Code Section 162(m).

                                    SECTION 2
                                   DEFINITIONS

     The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

     2.1 "ACTUAL AWARD" means as to any Plan Year, the actual award (if any) payable to a Participant for the Plan Year. Actual Award is determined by the Payout Formula for the Plan Year, subject to the Committee's authority under
Section 3.6 to reduce the award otherwise determined by the Payout Formula.

     2.2 "AWARD POOL" means the total dollars (if any) designated to fund Actual Awards payable for any Plan Year.

     2.3 "BASE SALARY" means as to any Plan Year, 100% of the Participant's annualized salary rate on the last day of the Plan Year. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

     2.4 "BENEFICIARY" means the person(s) or entity(ies) designated to receive payment of an Actual Award in the event of a Participant's death in accordance with Section 4.5 of the Plan. The Beneficiary designation shall be effective when it is submitted in writing to and acknowledged by the Committee during the Participant's lifetime on a Beneficiary Designation form provided by the Committee. The submission of a new Beneficiary Designation form shall cancel all prior Beneficiary designations.

     2.5 "BOARD" means the Company's Board of Directors.

     2.6 "CODE" means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code shall include such Section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

     2.7 "COMMITTEE" means the committee appointed by the Board to administer the Plan. The Committee shall consist of no fewer than two members of the Board. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an "outside director" under Code Section 162(m). Notwithstanding the foregoing, the failure of a Committee member to qualify as an "outside director" shall not invalidate the payment of any Actual Award under the Plan.

     2.8 "COMPANY" means Franklin Resources, Inc., a Delaware corporation, and its subsidiaries.

     2.9 "DETERMINATION DATE" means as to any Plan Year, (a) the first day of the Plan Year, or (b) if later, the latest date possible which will not jeopardize the Plan's qualification as performance-based compensation under Code
Section 162(m).

     2.10 "DISABILITY" means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

     2.11 "MAXIMUM AWARD" means as to any Participant for any Plan Year, ten million dollars ($10,000,000). The Maximum Award is the maximum amount which may be paid to a Participant for any Plan Year.

     2.12 "PARTICIPANT" means as to any Plan Year, a key employee who has been selected by the Committee for participation in the Plan for that Plan Year.

     2.13 "PAYOUT FORMULA" means as to any Plan Year, the formula or payout matrix established by the Committee pursuant to Section 3.5, below, in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

     2.14 "PERFORMANCE GOALS" means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Plan Year. As determined by the Committee, the Performance Goals applicable to each Participant shall provide for a targeted level or levels of achievement using one or more of the following measures: (a) annual revenue, (b) budget comparisons, (c) Company stock price, (d) controllable profits, (e) Company earnings per share, (f) expense management, (g) improvements in capital structure, (h) net income, (i) net sales, (j) pre-tax operating income, (k) profit margins, (l) profitability of an identifiable business unit or product,
(m) return on investments, (n) return on sales, (o) return on stockholders' equity, (p) total return to stockholders and (q) performance of the Company relative to a peer group of companies on any of the foregoing measures. The Performance Goals may be applicable to the Company and/or any of its individual business units and may differ from Participant to Participant.

     2.15 "PLAN YEAR" means the fiscal year of the Company ending in 2004 and each succeeding fiscal year of the Company.

     2.16 "RETIREMENT" means retirement from service to the Company after reaching age fifty-five (55) with at least ten (10) years of service to the Company or a subsidiary of the Company, including service to any entity that is acquired by the Company or a subsidiary of the Company.

     2.17 "TARGET AWARD" means the target award payable under the Plan to a Participant for the Plan Year as determined by the Committee in accordance with
Section 3.4 and expressed either (a) as a percentage of his or her Base Salary or (b) as a percentage of the Award Pool.


                                    SECTION 3
              SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

     3.1 SELECTION OF PARTICIPANTS. On or prior to the Determination Date, the Committee, in its sole discretion, shall select the key employees who shall be Participants for the Plan Year. In selecting Participants, the Committee shall choose employees who are likely to have a significant impact on the performance of the Company. Participation in the Plan is in the sole discretion of the Committee, and on a Plan Year by Plan Year basis. Accordingly, an employee who is a Participant for a given Plan Year in no way is guaranteed or assured of being selected for participation in any subsequent Plan Year or Years.

     3.2 DETERMINATION OF AWARD POOL. On or prior to the Determination Date, the Committee may in its sole discretion establish an Award Pool for any Plan Year.

     3.3 DETERMINATION OF PERFORMANCE GOALS. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Plan Year. Such Performance Goals shall be set forth in writing.

     3.4 DETERMINATION OF TARGET AWARDS. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant's Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

     3.5  DETERMINATION  OF  PAYOUT  FORMULA  OR  FORMULAE.  On or  prior to the
Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant's Target Award if the Performance Goals for the Plan Year are achieved, and (d) provide for an Actual Award greater than or less than the Participant's Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, no participant's Actual Award under the Plan may exceed the Maximum Award.

     3.6 DETERMINATION OF ACTUAL AWARDS. After the end of each Plan Year, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Plan Year were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance which has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula.

     3.7 TERMINATION PRIOR TO THE DATE THE ACTUAL AWARD FOR THE PLAN YEAR IS PAID. If a Participant terminates employment with the Company for any reason after the end of the applicable Plan Year but prior to the date the Actual Award for such Plan Year is paid, the Participant shall be entitled to the payment of the Actual Award for the Plan Year subject to reduction or elimination under
Section  3.6  based  on  the  circumstances   surrounding  such  termination  of
employment.

     3.8 TERMINATION PRIOR TO END OF THE PLAN YEAR FOR REASONS OTHER THAN DEATH, DISABILITY OR RETIREMENT. If a Participant terminates employment with the Company prior to the end of the applicable Plan Year for any reason other than death, Disability or Retirement, the Committee shall reduce the Participant's Actual Award proportionately based on the date of termination (and subject to further reduction or elimination under Section 3.6 based on the circumstances surrounding such termination of employment).

     3.9 TERMINATION PRIOR TO THE END OF THE PLAN YEAR DUE TO DEATH, DISABILITY OR RETIREMENT. If a Participant terminates employment with the Company prior to the end of the applicable Plan Year due to death, Disability or Retirement, the Participant (or in the case of the Participant's death, the person who acquired the right to payment of the Actual Award pursuant to Section 4.5) shall be entitled to the payment of the Actual Award for the Plan Year subject to reduction or elimination under Section 3.6.

     3.10 LEAVE OF ABSENCE. If a Participant is on a leave of absence at any time during a Plan Year, the Committee may reduce his or her Actual Award proportionately based on the duration of the leave of absence (and subject to further reduction or elimination under Section 3.6).


                                    SECTION 4
                                PAYMENT OF AWARDS

     4.1 RIGHT TO RECEIVE PAYMENT. Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant's claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

     4.2 TIMING OF PAYMENT. Payment of each Actual Award shall be made within three and one-half calendar months after the end of the Plan Year during which the Award was earned.

     4.3 FORM OF PAYMENT. Each Actual Award normally shall be paid in cash (or its equivalent) in a single lump sum. However, the Committee, in its sole discretion, may declare any Actual Award, in whole or in part, payable in the form of a stock bonus granted under the Company's 2002 Universal Stock Incentive Plan (the "2002 Plan") or successor equity compensation plan (subject to the limit on the maximum number of shares that may be issued under the 2002 Plan or successor equity compensation plan and any additional limitations on the maximum number of shares that may be awarded to any individual in any fiscal or calendar year under the 2002 Plan or successor equity compensation plan, as applicable). The number of shares granted shall be determined by dividing the cash amount of the Actual Award by the fair market value of a share of Company common stock on the date that the cash payment otherwise would have been made. For this purpose, "fair market value" shall be defined as provided in the 2002 Plan or successor equity compensation plan. Any shares issued pursuant to a stock bonus granted under the 2002 Plan or successor equity compensation plan may be either fully vested or subject to vesting.

     4.4 OTHER DEFERRAL OF ACTUAL AWARDS. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of Actual Awards. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

     4.5 PAYMENT IN THE EVENT OF DEATH. If a Participant dies prior to the payment of an Actual Award earned by him or her for a prior Plan Year, the Actual Award shall be paid to the Participant's Beneficiary. If a Participant fails to designate a Beneficiary or if each person designated as a Beneficiary predeceases the Participant or dies prior to payment of an Actual Award, then the Committee shall direct the payment of such Actual Award to the Participant's estate.


                                    SECTION 5
                                 ADMINISTRATION

     5.1 COMMITTEE IS THE ADMINISTRATOR. The Plan shall be administered by the Committee.

     5.2 COMMITTEE AUTHORITY. The Committee shall have all discretion and authority necessary or appropriate to administer the Plan and to interpret the provisions of the Plan, consistent with qualification of the Plan as performance-based compensation under Code Section 162(m). Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive, and binding upon all persons, and shall be given the maximum deference permitted by law.

     5.3 TAX WITHHOLDING. The Company shall withhold all applicable taxes from any payment, including any non-U.S., federal, state, and local taxes.


                                    SECTION 6
                                GENERAL PROVISION

     6.1 NONASSIGNABILITY. A Participant shall have no right to assign or transfer any interest under this Plan.

     6.2 NO EFFECT ON EMPLOYMENT. The establishment and subsequent operation of the Plan, including eligibility as a Participant, shall not be construed as conferring any legal or other rights upon any Participant for the continuation of his or her employment for any Plan Year or any other period. Generally, employment with the Company is on an at will basis only. Except as may be provided in an employment contract with the Participant, the Company expressly reserves the right, which may be exercised at any time and without regard to when during a Plan Year such exercise occurs, to terminate any individual's employment without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

     6.3 NO INDIVIDUAL LIABILITY. No member of the Committee or the Board, or any officer of the Company, shall be liable for any determination, decision or action made in good faith with respect to the Plan or any award under the Plan.

     6.4 SEVERABILITY; GOVERNING LAW. If any provision of the Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, and the Plan shall be construed in all respects as if such invalid provision has been omitted. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of California, with the exception of California's conflict of laws provisions.

     6.5 AFFILIATES OF THE COMPANY. Requirements referring to employment with the Company or payment of awards may, in the Committee's discretion, be performed through the Company or any affiliate of the Company.

                                    SECTION 7
                            AMENDMENT AND TERMINATION

     7.1 AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan at any time and for any reason; provided, however, that if and to the extent required to ensure the Plan's qualification under Code Section 162(m), any such amendment shall be subject to stockholder approval.

                                   APPENDIX F
                                   ----------


                            FRANKLIN RESOURCES, INC.
            AMENDED [AND RESTATED] ANNUAL INCENTIVE COMPENSATION PLAN
                   [(amended and restated December 11, 2003)]

I.   PURPOSE

Franklin Resources, Inc. (the "Company") hereby establishes the Amended [and Restated] Annual Incentive Compensation Plan for Principals and Associates (as hereinafter defined) to reward the contributions to the Company made by Principals and Associates by providing them an opportunity to share in the organization's annual performance results. Through these incentives, the Company intends to attract, retain, and motivate eligible employees to achieve the highest levels of performance results in the financial services business.

II.  DEFINITIONS

When used in this plan document, the following words and phrases shall have the following meanings:

     2.1 "Associates' Pool" means the portion of the Award Pool allocated to Incentive Awards for Associates.

     2.2 "Award Pool" means the total dollars available for funding awards under the Plan. The Award Pool is comprised of the Associates' Pool and the Principals' Pool.

     2.3 "Committee" means the Compensation Committee of the Board of Directors of the Company as described in Section 9.1 below.

     2.4 "Company" means Franklin Resources, Inc.[, a Delaware Corporation,] and its [subsidiaries]^.

     2.5 "Incentive Award" means the actual current value of the award to a Participant regardless of the form of the award, determined at the end of the Plan Year.

     2.6 "Participant" means all Principals and Associates who have been determined by the Committee to be Participants, except employees who participate in commission-based incentive plans or who are non-exempt employees.

     2.7 "Plan" means the Amended [and Restated] Annual Incentive Compensation Plan for Principals and Associates as set forth in this document, as amended from time to time.

     2.8 "Pre-Tax Operating Income" ([hereafter] "PTOI") means the net operating income of ^[the Company], exclusive of passive income and calculated before [non-operating] interest, taxes[,]^ extraordinary items [and certain special items] (such as special compensation payouts on account of merger) and ^[before the] accrual of Incentive Awards under the Plan [and awards under the Company's 2004 Key Executive Incentive Compensation Plan or any successor plan].

     2.9 "Plan Year" means the 12-month period beginning on the first day of each fiscal year of the Company, currently October 1.

     2.10 "Principals' Pool" means the portion of the Award Pool allocated to Incentive Awards for Principals.

     2.11 "Stock" means Franklin Resources, Inc. common stock reserved for issuance under the Franklin Resources, Inc. [2002] Universal Stock [Incentive] Plan [or successor equity compensation plan] and includes shares issued subject to restrictions and stock options.

     2.12 "Target Award" means a potential bonus opportunity for a Participant budgeted at the beginning of the Plan Year.

III. PARTICIPATION

     3.1 All Principals and Associates employed by the Company at the beginning of the Plan Year are eligible to be Participants during that Plan Year. The Committee shall in its sole discretion determine annually which employees are Principals. All other eligible exempt staff are Associates. The Committee may, in its sole discretion, add exempt employees hired during a Plan Year as either Principals or Associates and may adjust Target Awards for such persons based upon such interim employment.

     3.2 A non-exempt employee who becomes exempt during a Plan Year shall be eligible for an Incentive Award from the Associates' Pool, in the Committee's sole discretion.

     3.3 A Participant who changes status (e.g., Associate to Principal) shall continue in his former status for that Plan Year [, unless otherwise determined by the Committee].

     3.4 A Participant's award will be based upon an evaluation of a Participant's overall performance, including the successful accomplishment of annual goals and objectives, as well as other performance factors. A Participant who receives a formal performance appraisal and whose overall evaluation is at less than the median level of performance relative to such Participant's peers still remains eligible for an Incentive Award, but the award may be reduced, even to zero. Participants on written warning may be eligible for an Incentive Award at the sole discretion of the Committee, but the Award may be reduced, even to zero.


IV.  AWARD POOL FUNDING AND INDIVIDUAL AWARDS

     4.1  At or near the beginning of each Plan Year, the Committee shall

     (a) Determine the percentage, not to exceed ^[Twenty Percent (20%)], if any, of PTOI that will be allocated to the Award Pool at various levels of Company performance measured by changes in PTOI from the prior year. The Committee may also determine if in its opinion prevailing circumstance dictates, that the Award Pool for particular identified groups of Principals and/or Associates shall be based upon the PTOI of particular identified subsidiary or subsidiaries of the Company. The determinations made by the Committee shall be subject to approval of the Board of Directors of the Company;

     (b) Determine the allocation of the Award Pool of the Company and any identified subsidiary or subsidiaries of the Company as described in (a) above, between the Associates' Pool(s) and the Principal's Pool(s);

     4.2 After consideration of recommendations made by management personnel, the Committee shall generally determine the amount of Target Awards for Participants under the Plan. The Committee may, in its sole discretion, advise Participants of particular Target Awards or ranges of Target Awards at any time during the Plan Year.

     4.3 The actual amounts allocated to the Award Pool(s) shall be determined after the end of each Plan Year, based upon actual Company performance and PTOI.

     4.4 Actual Incentive Awards are determined following the end of each Plan Year. Actual Incentive Awards will vary from the Target Awards depending on the PTOI allocated to the Award Pool and a Participant's individual performance.

     4.5 The Principals' Pool will be allocated among any or all Principals on the basis of a Participant's individual performance and based upon the accomplishment of such Participant's goals and objectives for the Plan Year. No Principals are guaranteed a payout from the Principals' Pool.

     4.6 The Associates' Pool will be allocated among any or all Associates on the basis of the Participant's individual performance and based upon the accomplishment of such Participant's goals and objectives for the Plan Year. No Associates are guaranteed a payout from the Associates' Pool.

     4.7 To promote the highest levels of individual performance, there is no minimum or maximum which applies to individual Incentive Awards of any Participant. Amounts not allocated as awards do not carry over to the next Plan Year, and may be used for distribution as incentive compensation to employees who are not Participants in the Plan.

     [4.8 Notwithstanding a Participant's individual performance and anything to the contrary in this Plan, the Committee may, in its sole discretion, increase or decrease (even to zero) the Incentive Award payable to a Participant.]

V.   PAYMENT OF ANNUAL AWARDS

     5.1 Incentive Awards may, in the Committee's discretion, be paid in the following time and manner:

     (a) Incentive Awards may be paid in cash or in a combination of cash and Stock and shares of investment companies in the Franklin Templeton funds,
subject  to  restrictions  and  vesting   determined  by  the  Committee  to  be
appropriate. [Incentive Awards paid in Stock under the 2002 Universal Stock Incentive Plan or successor equity compensation plan shall also be subject to the limit on the maximum number of shares that may be issued under such plan and any additional limitations on the maximum number of shares that may be awarded to any individual in any fiscal or calendar year under the such plan.]

     (b) At least 25% of the Incentive Award will be paid in cash at such time after the end of the Plan Year as determined by the Committee. The balance (if any) of the cash portion of an Incentive Award shall be paid at such later time and in such manner as the Committee determines. Participants shall be notified in writing as to the date and time of payment of any such deferred portion of the Incentive Award.

     (c) Any immediately vested Stock awarded as part of an Incentive Award shall be distributed (whether or not subject to restrictions) at such time after the end of the Plan Year as determined by the Committee. Stock subject to future vesting shall be issued (whether or not subject to restrictions) as soon as administratively practicable.

VI.  PAYMENT IN EVENT OF DEATH, DISABILITY, LEAVE OF ABSENCE OR RETIREMENT

     6.1  Death of Participant

     A Participant who dies is entitled to a pro-rated Incentive Award based on performance up to the last day worked. Payment shall be made in cash in a single payment as soon as practical following the end of the Plan Year in which death occurred. If the Participant dies following the end of a Plan Year but before Incentive Awards for that year have been paid, the Participant's full Incentive Award shall be paid in cash in a single payment when it would otherwise have been paid. Payment of Incentive Awards on account of death shall be paid to the person designated by the Participant as beneficiary under this Plan. If there is no such designation or the designated beneficiary fails to survive the Participant, payment shall be made to the Participant's spouse or if there is none, the Participant's estate. [Notwithstanding the foregoing provisions of this Section 6.1 with respect to the payment of Incentive Awards, the Committee, in its sole discretion, may (a) pay the Participant's full Incentive Award (or any greater amount) or (b) decrease (even to zero) the Participant's Incentive Award.]

     6.2  Disability

     A Participant who ceases to be an employee on account of permanent and total disability as a result of which the Participant shall be eligible for payments under Company long term disability insurance policies, shall be entitled to receive a pro-rated Incentive Award based on performance up to the last day worked. Payment shall be made in cash in a single installment as soon as practical following the end of the fiscal year in which employment terminated. [Notwithstanding the foregoing provisions of this Section 6.2 with respect to the payment of Incentive Awards, the Committee, in its sole discretion, may (a) pay the Participant's full Incentive Award (or any greater amount) or (b) decrease (even to zero) the Participant's Incentive Award.]

     6.3  Leave of Absence

     The Committee, in its sole discretion, shall determine Incentive Awards, if any, to be paid to Participants on leave of absence for any portion of the Plan Year.

     6.4  Retirement

     A Participant who retires during the Plan Year is eligible to receive a pro-rated Incentive Award based on performance to the date of retirement in cash in a single payment as soon as practical following the end of the fiscal year in which the Participant retires. A Participant has "retired" for purposes of this Plan if he terminates employment with the Company after reaching age 55 with at least 10 years of ^[service to the Company, including service to any entity that is acquired by the Company]. [Notwithstanding the foregoing provisions of this
Section 6.4 with respect to the payment of Incentive Awards, the Committee, in its sole discretion, may (a) pay the Participant's full Incentive Award (or any greater amount) or (b) decrease (even to zero) the Participant's Incentive Award.]

VII. PAYMENT IN EVENT OF TERMINATION OF EMPLOYMENT

     7.1  Involuntary Termination of Employment

     (a) If a Participant's employment is terminated by the Company as a result of the Company's dissatisfaction with the job related activities of the Participant or conviction of the Participant of a felony, the Participant shall forfeit any rights to any unpaid Incentive Awards under the Plan. [Notwithstanding the foregoing, the Committee, in its sole discretion, may (i) pay the Participant a pro-rated Incentive Award based upon performance during the Plan Year to the date of termination or (ii) pay the Participant's full Incentive Award (or any greater amount).]

     (b) If a Participant's employment is terminated for reasons other than those described in 7.1(a) above, the ^[Committee], in ^[its] sole discretion, ^[may (i) pay the Participant] a pro-rated Incentive Award based upon performance during the Plan Year to the date of termination [or (ii) pay the Participant's full Incentive Award (or any greater amount)].

     7.2  Voluntary Termination of Employment

     If a Participant voluntarily resigns from employment at the Company, no Incentive Awards will be paid. The Participant shall forfeit the right to any Incentive Awards for the current performance year. [Notwithstanding the foregoing, the Committee, in its sole discretion, may (a) pay the Participant a pro-rated Incentive Award based upon performance during the Plan Year to the date of termination or (b) pay the Participant's full Incentive Award (or any greater amount).]

VIII. AMENDMENT OR TERMINATION

     8.1  Amendment.

     The Committee reserves the right in its discretion to amend this Plan at any time in whole or in part, provided, however, that no amendment shall result in the forfeiture of any Participant's Incentive Awards earned as of the end of the fiscal year immediately preceding the date the Committee adopts the amendment.

     8.2  Termination.

     The Committee may terminate the Plan at any time. Termination shall not result in the forfeiture of any Participant's Incentive Awards which have been determined but not yet paid.

IX.  ADMINISTRATION

     9.1  Administration of the Plan.

     This Plan shall be adopted by the shareholders of Franklin Resources, Inc. and administered by the Compensation Committee of the Board of Directors of Franklin Resources, Inc. [The Compensation Committee shall consist of no fewer than three (3) members of the Board of Directors.]

     ^[(a)] The Committee shall meet at such times and places and upon such notice as the chairperson determines. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all the members of the Committee shall be valid acts of the Committee.

     ^[(b)] Among the administrative responsibilities of the Committee shall be the determination of Principals [and Associates], Target Awards and Incentive Awards. This may be accomplished by adopting specific methods of determining the Awards which are then administered by other management personnel of the Company.

     ^[(c)] The Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and any instruments evidencing Incentive Awards and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all Participants.

     ^[(d)] The Plan is intended to meet the requirements ^under Rule 16-b promulgated by the Securities and Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934 and shall be administered and construed accordingly.

     9.2  Non-alienation of Benefits.

    No benefit under this Plan may be sold, assigned, transferred, conveyed, hypothecated, encumbered, anticipated, or otherwise disposed of, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by a Participant, be in any manner subject to the debts, contracts, liabilities, engagements, or torts of such Participant.

     9.3  No Limitation of Rights.

     Nothing in this Plan shall be construed to limit in any way the Company's general personnel policies and procedures particularly with respect to the right of the Company to terminate a Participant's employment at any time for any reason whatsoever with or without cause; nor shall it be evidence of any agreement or understanding, express or implied, that the Company (a) will employ a Participant in any particular position, (b) will ensure participation in any incentive programs, or (c) will grant any awards for such programs.

     9.4  Applicable Law.

     ^[The provisions of the] Plan shall be [governed by and] construed in accordance with the laws of the State of California[, with the exception of California's conflict of laws provisions].

     9.5  Mandatory Arbitration.

     As part of this Plan, the Company is implementing an alternative dispute resolution procedure for its employees. In the event there is any dispute arising out of the following: unlawful harassment; discrimination and termination of employment with the Company, which the parties are unable to resolve through direct discussion or mediation, regardless of the kind or type of dispute, the Participant and the Company agree to submit all such disputes exclusively to final and binding arbitration pursuant to the provisions of the Federal Arbitration Act, or, if inapplicable, the provisions of applicable state law, or any successor or replacement statutes, upon a request submitted in writing to the Human Resources Department within the applicable statutory limits or the statute of limitations. Any failure to timely request arbitration shall constitute a waiver of all rights to raise any claims in any forum arising out of any dispute that was subject to arbitration. The limitations period set forth in this paragraph shall not be subject to tolling, equitable or otherwise. Any agreement to arbitrate disputes contained in a securities registration application shall take precedence over this agreement. All substantive rights guaranteed under the statutes are still recognized through arbitration, and arbitration is merely a substituted forum for dispute resolutions.

     This Plan ^[was originally approved by the stockholders of the Company on January 19, 1994. The stockholders of the Company approved an amendment of the Plan on January 24, 1995. The Board approved an amendment and restatement of the Plan on December 11, 2003 to (a) provide that up to 20% of PTOI may be allocated to the Award Pool by the Committee and (b) give broad discretion to the Committee in determining the amount of Incentive Awards payable to Participants in the Plan, which amendment and restatement is subject to the approval of the stockholders of the Company].


FRANKLIN RESOURCES, INC.

                            FRANKLIN RESOURCES, INC.

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     With this proxy, the stockholder signing below appoints Charles B. Johnson, Martin L. Flanagan, and Barbara J. Green (the "proxy holders"), or any one of them, as the stockholder's proxies with full power of substitution. The stockholder appoints the proxy holders collectively and as individuals, to vote all the stockholder's shares of Franklin Resources, Inc. ("Franklin") common stock at the Annual Meeting of Stockholders, and at any and all adjournments or postponements of the meeting, on the matters set forth on the reverse side of this card. The Annual Meeting of Stockholders will be held on January 29, 2004, at 10:00 a.m., Pacific Standard Time, in the H. L. Jamieson Auditorium, One Franklin Parkway, Building 920, San Mateo, California.

     THE BOARD OF DIRECTORS HAS SOLICITED THIS PROXY AND IT WILL BE VOTED AS SPECIFIED ON THIS PROXY CARD ON THE FOLLOWING PROPOSALS PROPOSED BY FRANKLIN. IF YOU DO NOT MARK ANY VOTES OR ABSTENTIONS, THIS PROXY WILL BE VOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2004, FOR APPROVAL OF THE 2004 KEY EXECUTIVE INCENTIVE COMPENSATION PLAN, AND FOR APPROVAL OF THE AMENDED AND RESTATED ANNUAL INCENTIVE COMPENSATION PLAN. IF ANY OTHER MATTERS COME BEFORE THE MEETING TO BE VOTED ON, THE PROXY HOLDERS NAMED IN THIS PROXY WILL VOTE, ACT AND CONSENT ON THOSE MATTERS IN ACCORDANCE WITH THE VIEWS OF MANAGEMENT.

Continued on the reverse side. Must be signed and dated on the reverse side.

To change your address, please mark this box [ ]

FRANKLIN RESOURCES, INC.
P.O. BOX 11121
NEW YORK, N.Y.  10203-0121

Please complete, sign and date this proxy on the reverse side and return it promptly in the accompanying envelope.

                            FRANKLIN RESOURCES, INC.

                              Two New Ways to Vote
                          VOTE BY INTERNET OR TELEPHONE
                         24 Hours a Day - 7 Days a Week
               Save your Company Money - It's Fast and Convenient

TELEPHONE
1-866-214-3728

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the simple directions.

OR

INTERNET
http://www.proxyvotenow.com/ben

Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box below, to create an electronic ballot.

OR

MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. Make sure the pre-printed address shows through the envelope window. Please do not mail additional cards in the return envelope.

Your telephone or Internet vote authorizes the proxy holders named in the proxy to vote your shares in the manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the Internet, there is no need for you to mail back your proxy card. The deadline for voting by telephone or by using the Internet is at 11:59 p.m., Eastern Standard Time, January 28, 2004.

                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING


                               CONTROL NUMBER FOR
                          TELEPHONE OR INTERNET VOTING

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET
--------------------------------------------------------------------------------

[ ] MARK,  SIGN,  DATE AND  RETURN THE PROXY CARD  PROMPTLY  USING THE  ENCLOSED
    ENVELOPE.

[X] VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.

1.   ELECTION OF DIRECTORS:

FOR ALL   [    ]        WITHHOLD FOR ALL   [    ]           EXCEPTIONS*   [    ]

Nominees: 01-Harmon E. Burns, 02-Charles Crocker, 03-Robert D. Joffe, 04-Charles
B. Johnson, 05-Rupert H. Johnson, Jr., 06-Thomas H. Kean, 07-James A. McCarthy, 08-Chutta Ratnathicam, 09-Peter M. Sacerdote, 10-Anne M. Tatlock, 11-Louis E. Woodworth.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS*" BOX AND WRITE THAT NOMINEE'S NAME ON THE FOLLOWING BLANK LINE.)

EXCEPTIONS*______________________________________________________________

2.   Ratification   of  the   appointment  of   PricewaterhouseCoopers   LLP  as
     independent auditors for the fiscal year ending September 30, 2004.

FOR ___     AGAINST ___ ABSTAIN ___

3.   Approval of the 2004 Key Executive Incentive Compensation Plan.

FOR ___     AGAINST ___ ABSTAIN ___

4.   Approval of the Amended and Restated Annual Incentive Compensation Plan.

FOR ___     AGAINST ___ ABSTAIN ___

5.   In their  discretion,  the proxy  holders are  authorized  to vote on other
     business   matters  that  are  properly  brought  at  the  meeting  or  any adjournments or postponements thereof.

Note: Please sign exactly as your name appears on the proxy. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

Date              Share Owner sign here               Co-Owner sign here

______________    ______________________________      __________________________